SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Zynga Inc.

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ZYNGA INC.

699 8th Street

San Francisco, CA 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Zynga Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 11, 2015 at 10:00 a.m. local time at the Company’s headquarters located at 699 8th Street, San Francisco, California 94103 for the following purposes:

1.	To elect seven (7) nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified.

2.

To approve the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

4.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 27, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in San Francisco, California during normal business hours for a period of ten days prior to the annual meeting.

By Order of the Board of Directors,

Devang Shah

General Counsel, Secretary and Vice President

San Francisco, California

April 28, 2015

Whether or not you expect to attend the annual meeting, please submit your proxy or vote via the internet as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2015: The proxy statement and Zynga’s Annual Report on Form 10-K for fiscal year 2014 are available electronically at http://www.astproxyportal.com/ast/17382.

ZYNGA INC.

699 8TH STREET

SAN FRANCISCO, CA 94103

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

JUNE 11, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Zynga Inc., a Delaware corporation (the “Company” or “Zynga”), for use at the Company’s 2015 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time on Thursday, June 11, 2015 at the Company’s headquarters located at 699 8th Street, San Francisco, CA 94103.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 1, 2015 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 11, 2015.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 11, 2015 at 10:00 a.m. local time at the Company’s headquarters, located at 699 8th Street, San Francisco, CA 94103. Directions to the annual meeting may be found at http://investor.zynga.com/events.cfm. Only stockholders of record at the close of business on April 27, 2015 are entitled to attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e. in street name), you will need to provide proof of beneficial ownership as of April 27, 2015. You should also be prepared to present photo identification for admittance. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

You are entitled to vote at the 2015 Annual Meeting if you were a stockholder of record at the close of business on April 27, 2015, the record date for the meeting. On the record date, there were 785,102,326 shares of our Class A common stock outstanding, 114,319,498 shares of our Class B common stock outstanding and 20,517,472 shares of our Class C common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

You are a stockholder of record if your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, at the close of business on April 27, 2015. As a stockholder of

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record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. See pages ii and iii for detailed instructions on how to vote your shares.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization at the close of business on April 27, 2015, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you will need to provide proof of beneficial ownership on the record date, such as the Notice or voting instruction you received from your broker, bank or other agent to be admitted to the annual meeting. You may also bring your brokerage statement reflecting your ownership of shares as of the close of business on April 27, 2015. Please note that you will not be able to vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•

Proposal 1: Election of Directors (page 12). The Board of Directors and the Nominating and Corporate Governance Committee of the Board believe that the seven director nominees are qualified to provide effective oversight of the business and quality advice and counsel to the Company’s management;

•

Proposal 2: Approval of the Material Terms of Performance Goals Under the Company’s 2011 Equity Incentive Plan (page 17). The Board of Directors and the Compensation Committee of the Board seek approval of the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

•

Proposal 3: Advisory Vote to Approve Executive Compensation (page 25). The Company seeks a non-binding advisory vote from the stockholders to approve compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section beginning on page 32 and the Compensation Tables section beginning on page 43; and

•

Proposal 4: Ratification of Appointment of Ernst & Young as Independent Registered Public Accounting Firm (page 27). The Audit Committee of the Board and the Board of Directors believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending in December 31, 2015 is in the best interest of the Company and its stockholders and is seeking ratification of selection of Ernst & Young LLP as a matter of corporate governance.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. Voting procedures based on how your shares are held are described below.

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Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote through the internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 10, 2015 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote over the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the record date, each holder of shares of Class B common stock is entitled to seven votes for each share of Class B common stock held as of the record date and each holder of shares of Class C common stock is entitled to 70 votes for each share of Class C common stock held as of the record date. The Class A common stock, Class B common stock and Class C common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	Proposal 1: “For” the election of all seven nominees for director;

•	Proposal 2: “For” the approval of the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

•	Proposal 3: “For” advisory vote to approve executive compensation; and

•	Proposal 4: “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

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If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Zynga Inc. 699 8th Street, San Francisco, CA 94103.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2015, to our Corporate Secretary at Zynga Inc. 699 8th Street, San Francisco, CA 94103. A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy statement and proxy, but may otherwise be considered at the 2016 Annual Meeting of Stockholders so long as it is submitted to our Corporate Secretary no earlier than February 12, 2016 and no later than March 13, 2016. We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the SEC as an exhibit to Amendment No. 6 to our Registration Statement on Form S-1 (333-175298) filed on November 17, 2011, and can be viewed by visiting our investor relations website at http://investor.zynga.com/sec.cfm. You may also obtain a copy by writing to our Corporate Secretary at Zynga Inc. 699 8th Street, San Francisco, CA 94103.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes and abstentions have no effect and will not be counted towards the vote total for any proposal.

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What are “broker non-votes”?

Broker non-votes occur when shares held by a broker, bank, or other agent in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other agent (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent. If you do not provide voting instructions to your broker, bank or other agent, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items

The election of our seven nominees for director (Proposal 1), the approval of the material terms of the performance goals under our 2011 Equity Incentive Plan (Proposal 2) and the vote, on an advisory basis, of the compensation of our named executive officers (Proposal 3) are non-discretionary items and may not be voted on by brokers, banks or other agents who have not received specific voting instructions from beneficial owners.

Discretionary Items

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is a discretionary item. Generally, brokers, banks and other agents that do not receive voting instructions from beneficial owners may vote on the ratification of independent registered public accounting firms in their discretion. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of our seven nominees for director (Proposal 1), the approval of the material terms of the performance goals under our 2011 Equity Incentive Plan (Proposal 2) or the advisory vote on compensation of our named executive officers (Proposal 3). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank, or other agent was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. However, your broker, bank or other agent is no longer able to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank, or other agent how to vote in the election of directors, no votes will be cast on your behalf.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on any “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” the election of all seven director nominees.

•

Proposal 2, approval of the material terms of the performance goals under our 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, will be considered to be approved if it receives “For” votes from the holders of a majority of the voting power of the outstanding shares either present in person or represented by proxy and entitled to vote and which are voted “For” or “Against” the matter. Broker non-votes and abstentions will have no effect. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” Proposal 2.

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•

Proposal 3, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of the voting power of the shares either present in person or represented by proxy and entitled to vote and which are voted “For” or “Against” the matter. Broker non-votes and abstentions will have no effect. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” Proposal 3.

•

To be approved, Proposal 4, ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, must receive “For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote and which are voted “For” or “Against” the matter. Broker non-votes may be voted at the discretion of the broker or other agent and abstentions will have no effect. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” Proposal 4.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the shares of Class A, Class B and Class C common stock of the Company (voting together as a single class) entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were shares 785,102,326 of Class A Common Stock with one vote per share, 114,319,498 shares of Class B Common Stock with seven votes per share, and 20,517,472 shares of Class C Common Stock with 70 votes per share, outstanding and entitled to vote. Thus, the holders of shares representing an aggregate of 1,510,780,927 votes must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Board of Directors or the holders of a majority of the voting power of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be counted toward the quorum.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed under the direction of our Board of Directors (the “Board”), which is currently comprised of eight members. The current members of our Board are Mark Pincus, L. John Doerr, Regina E. Dugan, Ph.D., William “Bing” Gordon, Louis J. Lavigne, Jr., Stanley J. Meresman, Sunil Paul and Ellen F. Siminoff. Each of our directors, except for Dr. Dugan who joined the Board in July 2014 and Mr. Lavigne who joined the Board in April 2015, was elected to be a director for a one-year term at our Annual Meeting of Stockholders held on June 11, 2014. Effective April 8, 2015, Don Mattrick resigned his position as a director. Dr. Dugan was identified as a potential nominee by the Board as a result of her leadership and achievements in innovation and technology development, and, following a review process by the Nominating and Corporate Governance Committee, was recommended to the Board for appointment by the Nominating and Corporate Governance Committee. Mr. Lavigne was identified as a potential nominee by the Board as a result of his extensive experience in business operations and management, strategy, finance, accounting and public company governance as a former Chief Financial Officer of a large, complex publicly traded company, and a current and former member of several public company boards and audit committees and, following a review process by the Nominating and Corporate Governance Committee, was recommended to the Board for appointment by the Nominating and Corporate Governance Committee. Mr. Meresman will not be nominated for re-election at the 2015 Annual Meeting. The size of our Board will be reduced to seven as of the date of the Annual Meeting. There are no family relationships among any of the directors or executive officers of the Company. For additional information regarding the members of our Board, please see the discussion of their respective experiences, qualifications, attributes and skills under “Proposal 1—Election of Directors” in this proxy statement.

Director Independence

As required by the listing requirements and rules of the NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board, through our Nominating and Corporate Governance Committee, annually reviews all relevant business relationships that any director or director nominee may have with the Company. As a result of its annual review and based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, the Board has affirmatively determined that Messrs. Doerr, Lavigne, Paul, and Dr. Dugan and Ms. Siminoff do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, the listing requirements and rules of NASDAQ and any other applicable laws or regulations. In making these determinations, the Board, through our Nominating and Corporate Governance Committee, considered the current and prior relationships that each non-employee director and director nominee, or any of his or her family members, has with our company, our senior management and our independent auditors and all other facts and circumstances deemed relevant in determining their independence, including the following transactions and relationships:

•

Mr. Doerr’s interest in Kleiner Perkins Caufield & Byers (“KPCB”), KPCB’s ownership of Company stock, KPCB’s ownership interest in One Kings Lane Inc., a company in which Mr. Pincus and his wife have significant investments, and certain executive and director’s interest and/or personal investments in KPCB.

•	The relationship between Mr. Doerr, Dr. Dugan and Google Inc., a partner of the Company.

•	The relationship between Messrs. Pincus and Paul, who were co-founders of FreeLoader, Inc., an Internet company that was sold in 1995.

•	The relationship between Ms. Siminoff and her spouse and Mr. Pincus, who co-own a small private airplane, which was not used for Company travel.

•	Any other relationships described under “Transactions with Related Persons—Transactions with Related Parties” later in this proxy statement.

Board Leadership Structure

Mark Pincus, our founder and Chief Executive Officer and former Chief Product Officer, is the Chairman of our Board. We believe that it is important to have a Board Chairman with an extensive history with and knowledge of the Company as compared to a relatively less informed independent Board Chairman.

Our independent directors have also designated Mr. Doerr as our lead independent director, a position he was appointed to effective June 11, 2014. The lead independent director chairs and may call formal closed sessions of the independent directors and leads Board meetings in the absence of the Chairman. In addition, it is the responsibility of the lead independent director to coordinate between our Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of our Board in its oversight responsibilities.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met 6 times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of our Board and of the committees on which they served held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Product Committee. Our Board dissolved the Executive Committee and Mergers and Acquisitions Committee in April 2015. Our Board may establish other committees to facilitate the management of our business. The current composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership and meeting information for 2014 for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Product Committee:

Name	Audit	Compensation	Nominating and Corporate Governance	Product(1)
Mark Pincus
Don A. Mattrick(2)
L. John Doerr L
Regina E. Dugan, Ph.D. I (3) (4)
William “Bing” Gordon
Reid Hoffman I (5)
Jeffrey Katzenberg I (3)(6)
Stanley J. Meresman I
Sunil Paul I
Ellen F. Siminoff I (3)
Total Meetings Held in Fiscal 2014	8	7	4	1

= Chairman of the Board     = Chair     = Member     I = Independent     L = Lead Independent Director

(1)

The Product Committee was formed in June 2014 at which time Messrs. Pincus, Mattrick and Gordon (chair) were appointed to the committee. Dr. Dugan joined the Product Committee when she joined our Board in July 2014.

(2)	Mr. Mattrick served on the Product Committee and as a director until his resignation from the Board in April 2015.
(3)

Jeffrey Katzenberg served on the Nominating and Corporate Governance Committee and acted as chair of this committee until his resignation from the Board in June 2014. Ms. Siminoff was appointed to the Nominating and Corporate Governance Committee and appointed chair of the Nominating and Corporate Governance Committee effective June 11, 2014 and Dr. Dugan joined the Nominating and Corporate Governance Committee and was appointed chair of the committee when she joined our Board in July 2014. The Committee is currently comprised of Dr. Dugan (Chair), Mr. Meresman, Mr. Lavigne and Ms. Siminoff.

(4)	Dr. Dugan joined our Board in July 2014, at which time she was appointed as chair of the Nominating and Corporate Governance Committee and joined the Product Committee.
(5)	Mr. Hoffman served as an independent director until his resignation from the Board in June 2014.
(6)

Mr. Katzenberg served on the committees indicated above, as chair of the Compensation Committee and the Nominating and Corporate Governance Committee and as our Lead Independent Director until his resignation from the Board in June 2014.

Below is a description of each committee of the Board.

Audit Committee

Our Audit Committee currently consists of Stanley Meresman, Louis J. Lavigne, Jr., Sunil Paul and Ellen F. Siminoff. Our Board has determined, based on the review and recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act) and that the chair of our Audit Committee, Mr. Meresman, is an “audit committee financial expert” within the meaning of the SEC regulations. The Board made a qualitative assessment of Mr. Meresman’s level of knowledge and experience based on a number of factors, including his background as chair of the audit committee of other public companies and his financial and accounting expertise from his prior experience as chief financial officer of two publicly traded corporations. Additionally, the Board determined that Mr. Lavigne is an “audit committee financial expert” within the meaning of the SEC regulations. The Board made a qualitative assessment of Mr. Lavigne’s level of knowledge and experience based on a number of factors, including his extensive experience in finance, accounting and public company governance as a former Chief Financial Officer of a large, complex publicly traded company and his background as chair of the audit committees of other public and private companies.

Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Nominating and Corporate Governance Committee has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of the Audit Committee include:

•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•

assessing the impact of relationships, if any, between persons in financial oversight roles in the Company and our independent registered public accounting firm on our independent registered public accounting firm’s objectivity and independence;

•

considering and adopting policies regarding employment by the Company of individuals employed or formerly employed by the Company’s independent registered public accounting firm and reviewing and determining whether to concur with the Company’s hiring of individuals employed or previously employed by such firm;

•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;

•	reviewing the audit plan of our internal audit department and overseeing the performance of the internal audit function;

•

establishing procedures for the receipt, retention and treatment of any complaints received by us regarding internal accounting controls, accounting or auditing matters and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	considering and approving or disapproving of related person transactions;

•

reviewing the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures; and

•	reviewing and assessing, at least annually, the performance of the Audit Committee and the adequacy of its charter.

The Audit Committee has adopted a written charter that is available to stockholders on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

The Audit Committee has access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities and may call upon the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its committees, as applicable. The Audit Committee shall have authority to appoint, determine compensation for (at the Company’s expense), retain and oversee the auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under its charter. The Audit Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses, including expenditures for external resources that, as determined by the Audit Committee, are necessary or appropriate in carrying out its duties. The Audit Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the auditors) or investment bankers, or any other consultant or advisor to the Company, attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special, outside legal, accounting or other, advisors or consultants.

Compensation Committee

Our Compensation Committee currently consists of Sunil Paul, Ellen F. Siminoff and Louis J. Lavigne, Jr. Our Board has determined, based on the review and recommendation of the Nominating and Corporate Governance Committee, that each of Messrs. Paul and Lavigne and Ms. Siminoff is independent and meets the independence requirements for Compensation Committee members under the applicable NASDAQ listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The chair of our Compensation Committee is Mr. Paul. The functions of this committee include:

•

determining the compensation and other terms of employment of our chief executive officer and our other executive officers, and reviewing and approving corporate goals and objectives relevant to such compensation;

•	reviewing and recommending to the Board the compensation of our non-employee directors;

•	selecting, retaining and terminating any independent counsel, compensation and benefits consultants, and other outside advisors or experts;

•	evaluating, adopting and administering incentive and equity compensation plans and similar programs, as well as modifying or terminating such plans and programs;

•	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the Board its inclusion in our periodic reports to be filed with the SEC;

•	providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting;

•	preparing and reviewing the annual Compensation Committee Report for inclusion in our proxy statement;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing our practices and policies regarding employee compensation as they relate to risk management and risk-taking incentives, to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company;

•	reviewing and considering the results of any advisory vote on executive compensation; and

•	reviewing and assessing, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee has adopted a written charter that is available to stockholders on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation. As noted above, our Compensation Committee currently consists of Messrs. Paul and Lavigne and Ms. Siminoff. None of the members of the Compensation Committee has been one of our employees at any time. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Processes and Procedures. Typically, the Compensation Committee meets at least once quarterly and with greater frequency if necessary. From time to time, various members of management and other employees, as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to select and retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Throughout the course of 2014, our Compensation Committee received advice from several compensation consulting firms, including Compensia, Inc. (“Compensia”) and Frederic W. Cook & Co., Inc. (“F.W. Cook”, collectively with Compensia, the “Compensation Consultants”) to support management and the Compensation Committee in making director and executive compensation decisions. Each of the Compensation Consultants is a well-known and respected compensation consulting firm that provides executive compensation advisory services to compensation committees and senior management. The services provided by the Compensation Consultants, as well as other information regarding our engagement of the Compensation Consultants, is set forth in the “Executive Compensation—Compensation Discussion and Analysis—Compensation Setting Process—Role of Compensation Consultants” section of this proxy statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

The specific determinations of the Compensation Committee with respect to executive compensation for 2014 are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Regina E. Dugan, Ph.D., Louis J. Lavigne, Jr., Stanley Meresman and Ellen F. Siminoff. Our Board has determined that each of Dr. Dugan, Messrs. Meresman and Lavigne and Ms. Siminoff is independent under the NASDAQ listing standards. The chair of our Nominating and Corporate Governance Committee is Dr. Dugan. The functions of this committee include:

•	reviewing periodically and evaluating director performance of our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating and recommending to our Board the chairmanship and membership of each committee;

•	reviewing and recommending to our Board any amendments to our corporate governance policies;

•	reviewing the Company’s succession plans with respect to executive officer positions and recommending appropriate individuals to succeed to those positions; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest professional and personal ethics and values, consistent with our Code of Business Conduct and Ethics. You can find our Code of Business Conduct and Ethics on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

Candidates for director should have broad experience and demonstrated excellence in his or her field. In addition, candidates for director should:

•	possess relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value;

•	have sufficient time to devote to the affairs of the Company and to carry out their duties; and

•	have the ability to exercise sound business judgment and provide insight and practical wisdom based on experience.

Each director must represent the interests of all stockholders. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of our Board and the company, to maintain a balance of knowledge, experience and capability. While our Corporate Governance Guidelines do not prescribe specific diversity standards, the Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics, experience and skills of current and prospective directors to ensure that a broad range of perspectives are represented on the Board. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee also determines whether the nominee can be considered independent by the Board for purposes of meeting the NASDAQ listing standards.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Corporate Governance Committee

meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Any stockholder recommendations proposed for consideration by the committee should be in writing and delivered to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, Zynga Inc. 699 8th Street, San Francisco, CA 94103. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Following verification of the stockholder status of persons proposing candidates, the Nominating and Corporate Governance Committee aggregates the recommendations and considers them at a regularly scheduled meeting prior to the issuance of the proxy statement for our next annual meeting of stockholders. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be in writing and received by us no later than 120 calendar days in advance of the first anniversary date of the mailing of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, including any proposals to be included in that year’s proxy materials. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

Product Committee

Our Product Committee consists of Mark Pincus, Regina E. Dugan, Ph.D. and William “Bing” Gordon. The chair of our Product Committee is Mr. Gordon. The Product Committee was formed in June 2014 to serve as an administrative committee of the Board to assist the Board and management of the Company in ensuring long-term value creation for the benefit of stockholders, customers, employees and other stakeholders by providing insight, advice and counsel with respect to matters of innovation, product development and strategic planning.

The Product Committee has access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Product Committee to discharge his or her responsibilities and may call upon the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its committees, as applicable. The Product Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants, and also has authority to pay, at the expense of the Company, ordinary administrative expenses, including expenditures for external resources, that, as determined by the Product Committee, are necessary or appropriate in carrying out its duties. The Product Committee has authority to require that any of the Company’s personnel, counsel, accountants or investment bankers, or any other consultant or advisor to the Company, attend any meeting of the Product Committee or meet with any member of the Product Committee or any of its special, outside legal, accounting or other, advisors or consultants.

The Product Committee has adopted a written charter that is available to stockholders on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the independent directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board or any member, group or committee thereof, correspondence should be addressed to the Board or any member, group or committee thereof by name or title. All such correspondence should be sent “c/o Corporate Secretary” at Zynga Inc. 699 8th Street, San Francisco, CA 94103.

All communications received as set forth in the preceding paragraph will be opened and reviewed by the Corporate Secretary or his designees for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary or his designee will forward copies of all correspondence that, in the opinion of the Corporate Secretary or his designee, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Non-Employee Director Compensation

Historically, as compensation for their services, each of our non-employee directors has been granted options or restricted stock units (“ZSUs”) to purchase shares of our common stock under our equity incentive plans. Our Non-Employee Director Compensation Policy that was in effect for 2014 provided that each of our non-employee directors was eligible to receive an annual ZSU grant with an aggregate fair market value of $250,000, with the chair of our Audit Committee eligible to receive an additional ZSU grant with an aggregate fair market value of $50,000. These awards were granted on the date of the annual meeting of stockholders in 2014 and vest on a quarterly basis over a one-year vesting period, provided that the recipient is a director on such date. Additionally, non-employee members of the newly formed Product Committee received an annual retainer with an aggregate fair market value of $250,000 that the committee members were able to elect to receive in cash, ZSUs or any combination thereof (the “Product Committee Retainer”). The Product Committee Retainer vests and/or is payable on a quarterly basis over a one-year vesting period, provided that the recipient is a director on such date.

We recently amended our Non-Employee Director Compensation Policy to provide that the annual retainer with a fair market value of $250,000 that each of our each of our non-employee directors is eligible to receive will be payable 20% in cash and 80% in ZSUs. Additionally, non-employee committee chairpersons will receive cash retainers of the following amounts – Audit Committee ($50,000), Compensation Committee ($15,000) and Nominating and Corporate Governance Committee ($10,000) and the Non-executive Chairperson will receive a cash retainer of $100,000. Non-employee members of the Product Committee will continue to receive an annual retainer with an aggregate fair market value of $250,000, which the committee member may elect to receive in cash, ZSUs or any combination thereof. Unless foregone or deferred, the Board annual retainer and Product Committee Retainer, whether to be paid in cash or ZSUs, will vest on a quarterly basis over a one-year period, subject to continued service through each such date.

Each non-employee director is eligible to forego or defer all or a portion of his or her Board compensation. If deferred, compensation will be held by the Company in the form of deferred stock units (“DSUs”). DSUs will vest on a quarterly basis over a one-year period, subject to continued service through each such date. Vested DSUs will be distributed to a non-employee director on the earliest of (i) the third anniversary of the date of grant, (ii) such non-employee director’s separation from service as a director or (iii) upon a Change in Control of the Company as defined in the Company’s 2011 Equity Incentive Plan or, if so elected by the non-employee director, the distribution of such DSUs may be deferred until the non-employee director’s separation from service as a director.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		Total ($)
L. John Doerr	—		249,999	(2)	249,999
Regina E. Dugan, Ph.D.	260,000	(3)	229,166	(4)	489,166
William “Bing” Gordon	—		499,998	(5)	499,998
Reid Hoffman(6)	—		—		—
Jeffrey Katzenberg(6)	—		—		—
Stanley J. Meresman	—		300,189	(7)	300,189
Sunil Paul	15,000	(8)	249,999	(2)	264,999
Mark Pincus	100,000	(9)	481,130	(10)(11)	581,130
Ellen F. Siminoff	—		249,999	(2)	249,999

(1)

Represents the grant date fair value of ZSUs issued to the director. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 10, “Stockholders’ Equity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These amounts do not correspond to the actual value that will be realized by our directors upon the vesting of stock awards or the sale of the common stock underlying such awards.

(2)

Represents 78,616 ZSUs granted on June 11, 2014. The ZSU vests quarterly in equal installments on each of September 11, 2014, December 11, 2014, March 11, 2015 and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date.

(3)

Represents $10,000 cash retainer paid to the chair of the Nominating and Corporate Governance Committee and $250,000 cash retainer paid as a member of the Product Committee. The Product Committee retainer vests quarterly in equal annual installments on each of September 11, 2014, December 11, 2014, March 11, 2015, and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date.

(4)

Represents 76,135 ZSUs granted on July 9, 2014. The ZSU vests quarterly in equal installments on each of September 11, 2014, December 11, 2014, March 11, 2015 and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date. This grant represents a pro-rata portion of the annual ZSU grant our non-employee directors are eligible to receive pursuant to our non-employee director compensation policy, and was awarded in connection with Dr. Dugan’s election to the Board.

(5)

Represents 157,232 ZSUs granted on June 11, 2014. The ZSU vests quarterly in equal installments on each of September 11, 2014, December 11, 2014, March 11, 2015 and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date. This grant represents the annual ZSU grant to our non-employee directors and the grant issued to Mr. Gordon as a member of the Product Committee.

(6)

Messrs. Hoffman and Katzenberg did not seek re-election at our 2014 annual meeting and their director terms ended on the date of the 2014 annual meeting. Neither Mr. Hoffman nor Mr. Katzenberg received director compensation after the date of our 2014 annual meeting.

(7)

Represents 94,399 ZSUs granted on June 11, 2014. The ZSU vests quarterly in equal installments on each of September 11, 2014, December 11, 2014, March 11, 2015 and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date. This grant represents the annual ZSU grant to our non-employee directors and the grant issued to Mr. Meresman as the chair of the Audit Committee.

(8)	Represents $15,000 cash retainer paid to the Chair of the Compensation Committee.
(9)

Represents $100,000 cash retainer paid to the Chairman of the Board. Note that this payment was made pursuant to the Company’s Non-Executive Director Compensation Policy. Mr. Pincus will not be entitled to payment for service as a director in 2015.

(10)

Represents 83,056 ZSUs granted on July 9, 2014. The ZSU vests quarterly in equal installments on each of September 11, 2014, December 11, 2014, March 11, 2015 and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date. On April 8, 2015, Mr. Pincus was appointed as Chief Executive Officer of the Company. After this appointment he was no longer a “non-executive” director as defined by our Non-Executive Director Compensation Policy. In connection with his appointment to Chief Executive Officer, Mr. Pincus agreed that the Company would cancel all unvested ZSUs he had received for service as a non-executive director. 20,764 unvested ZSUs were cancelled from the July 9, 2014 award. Taking into account these forfeited shares, the total fair value of the Stock Awards would be reduced to $360,848.

(11)

Represents 78,616 ZSUs granted to Mr. Pincus on September 11, 2014 as a member of the Product Committee. The ZSU vests quarterly in equal installments on each of September 11, 2014, December 11, 2014, March 11, 2015 and the earlier of June 10, 2015 or the date of the Company’s next annual meeting, in each case subject to continued service to the Company through each vesting date. On April 8, 2015, Mr. Pincus was appointed as Chief Executive Officer of the Company. After this appointment he was no longer a “non-executive” director as defined by our Non-Executive Director Compensation Policy. In connection with his appointment to Chief Executive Officer, Mr. Pincus agreed that the Company would cancel all unvested ZSUs he had received for service as a non-executive director. 19,654 unvested ZSUs were cancelled from the September 11, 2014 award. Taking into account these forfeited shares, the total fair value of the Stock Awards would be reduced to $360,848.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for its non-employee directors. Under these guidelines, each non-employee director should own shares of the Company’s common stock equal in value to $750,000 (three times the annual Board retainer) within five years from the later of his or her election to the Board or January 1, 2012. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership for purposes of this policy. Vested but unexercised stock options will be treated as equivalent to one-half (0.5) share. Shares held in a grantor trust established by a director for estate planning purposes count toward the guidelines. Shares owned by a partnership, limited liability company or other entity also count toward the guidelines, but only to the extent of the individual’s interest therein (or the interest of his or her immediate family members residing in the same household), provided that the individual has or shares power to vote or dispose of the shares. Failure to meet or show sustained progress toward meeting the ownership requirements set forth in the policy may result in a reduction in future long term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity grants. A copy of this policy is available on our investor relations website at: http://investor.zynga.com/governance.cfm.

Hedging, Short Sale and Pledging Policies

We have adopted a hedging policy, which prohibits our employees and directors from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our employees and directors are also restricted from engaging in short sales related to our common stock.

We also have adopted additional restrictions on pledging of our common stock. This pledging policy prohibits directors and officers from entering into new transactions after January 29, 2013 (the effective date of the policy) to pledge our common stock as collateral for a loan or to purchase our common stock on margin.

Executive Compensation Recovery Policy

In April 2013, we adopted an executive compensation recovery (“clawback”) policy for incentive awards paid to executive officers. In the event of a restatement of incorrect financial results, the policy permits the Board, if it determines appropriate in the circumstances and subject to applicable laws, to seek recovery of the incremental portion of the incentive awards paid or awarded to executive officers in excess of the awards that would have been paid or awarded based on the restated financial results and the executive officer engaged in fraud or willful misconduct that caused the restatement, in each case on a “net” after tax basis.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants. The full text of our Code of Business Conduct and Ethics is posted on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our investor relations website.

Corporate Governance Guidelines

We have documented our governance practices by adopting Corporate Governance Guidelines to assure that our Board and the Nominating and Corporate Governance Committee will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of our Board, may be viewed on the corporate governance section of our investor relations website at http://investor.zynga.com/governance.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS

Seven of our eight current directors are nominated for re-election this year. The size of our Board will be reduced to seven as of the date of the Annual Meeting. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve. Each elected director will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.

Recommendation of Board

Your Board recommends that you vote FOR all of the nominees listed below.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” the election of all seven director nominees.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us.

Annual Meeting Attendance

It is our policy to strongly encourage directors and nominees for director to attend the annual meeting. Three of the seven directors elected to the Board at the 2014 annual meeting of stockholders were in attendance at that meeting.

NOMINEES

The following is a brief biography of each nominee for director and a discussion of the relevant experiences, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement. All of our directors have high-level managerial experience in relatively complex organizations or are accustomed to dealing with complex problems. We believe all of our directors and director nominees are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to our affairs. The Nominating and Corporate Governance Committee took into account professional and industry knowledge and financial expertise during its evaluation of nominees for director. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on our Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation and Relevant Experiences, Qualifications, Attributes or Skills
Mark Pincus	49

Mark Pincus is Founder, Chief Executive Officer and Chairman of the Board of Directors at Zynga. He has served as our Chief Executive Officer since April 2015 and as Chairman since April 2007. He previously served as Chief Executive Officer from April 2007 to July 2013, as Chief Product Officer from April 2007 to April 2014. In 2014, he founded superlabs, a San Francisco-based product lab focused on

Name	Age	Principal Occupation and Relevant Experiences, Qualifications, Attributes or Skills

developing products that connect and empower people. Mr. Pincus also founded Zynga.org in 2009, a non-profit organization dedicated to using social games for social good. From 2003 to 2007, Mr. Pincus served as Chief Executive Officer and Chairman of Tribe.net, a company he launched and one of the first social networks in the industry. From 1997 to 2000, he served as Chairman of Support.com, Inc. (NASDAQ: SPRT), a help desk automation software company he founded, and he served as Chief Executive Officer and President from December 1997 to July 1999. From 1996 to 1997, he served as Chief Executive Officer of FreeLoader, Inc., a web-based news company he founded. He holds an M.B.A. from Harvard Business School and a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

Mr. Pincus was selected to serve on our Board because he founded the Company and because of his unique perspective and experience as our former Chief Product Officer and Chief Executive Officer and his extensive experience in the social media and Internet industry.

L. John Doerr	63

L. John Doerr has served on our Board since April 2013. Mr. Doerr has been a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1980. Mr. Doerr currently serves on the boards of directors of Google, Inc. (NASDAQ: GOOG), a global technology company, and Amyris, Inc. (NASDAQ: AMRS), a synthetic biology company. Mr. Doerr was previously a director of Amazon.com, Inc., an Internet retail company, from 1996 to 2010; Intuit Inc., a provider of business and financial management solutions, from 1990 to 2007; and Move, Inc., a provider of real estate media and technology solutions, from 1998 to 2008. Mr. Doerr earned an M.B.A. from Harvard Business School and an M.S. in electrical engineering and computer science and a B.S. in electrical engineering from Rice University.

Mr. Doerr was selected to serve on our Board due to his global business leadership and entrepreneurial experience as a senior executive of a number of technology companies, experience as a venture capitalist investing in and guiding technology companies and experience as a director of several public companies.

Regina E. Dugan, Ph.D.	52

Regina E. Dugan, Ph.D., has served on our Board since July 2014. Dr. Dugan is currently the VP of Engineering at Google (NASDAQ: GOOG) and served as Senior Vice President of Advanced Technology and Projects group at Google from March 2012 to February 2014. From May 2012 through February 2014, Dr. Dugan was Senior Vice President and a member of the Senior Leadership Team at Google-owned Motorola Mobility. Previously, from July 2009 to March 2012, Dr. Dugan served as the 19th Director and first female leader of the Defense Advanced Research Projects Agency, the principal agency within the U.S. Department of Defense for research, development and demonstration of high-risk, high-payoff capability for the future combat force. From 2005 to July 2009, Dr. Dugan was president and chief executive officer of RedXDefense LLC, a security solutions company she co-founded, and from 2001 to July 2009, she served as president and chief executive officer of Dugan Ventures, an investment firm she co-founded, where she still serves as a non-voting partner. Dr. Dugan currently serves on the board of directors of Varian Medical Systems, Inc. (NYSE: VAR), a

Name	Age	Principal Occupation and Relevant Experiences, Qualifications, Attributes or Skills

manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery and brachytherapy. Dr. Dugan obtained her doctoral degree in mechanical engineering from the California Institute of Technology and her master’s and bachelor’s degrees from Virginia Tech.

		Dr. Dugan was selected to serve on our Board for her leadership in innovation, technology development and ability to inspire teams to reimagine technology and processes.
William “Bing” Gordon	65

Bing Gordon has served on our Board since July 2008. Mr. Gordon has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon co-founded Electronic Arts Inc., a gaming company, and served as its Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon serves on the boards of directors of Amazon.com, Inc. (NASDAQ: AMZN), an Internet retail company; N3twork, a media sharing company; Airtime Media Inc., a messaging company; and Zazzle Inc., a web-based custom products company. He was also a founding director at ngmoco, LLC (acquired by DeNA Co. Ltd. in 2010) and Audible, Inc. (acquired by Amazon.com, Inc. in 2008). Mr. Gordon was awarded the Academy of Interactive Arts & Sciences’ Lifetime Achievement Award in 2011 and held the game industry’s first endowed chair in game design at USC School of Cinematic Arts. He earned an M.B.A. from the Stanford Graduate School of Business and a B.A. from Yale University, where he serves on the President’s Council.

Mr. Gordon was selected to serve on our Board due to his leadership and entrepreneurial experience as a senior executive of Electronic Arts, a company he co-founded and through which he gained experience with emerging technologies and consumer-focused product development and marketing issues, as well as his experience as a venture capitalist investing in and guiding technology companies.

Louis J. Lavigne, Jr.	67

Louis J. Lavigne, Jr. has served as a member of our Board since April 2015. Mr. Lavigne has been a Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management, since 2005. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc. (NYSE: DNA), a biotech company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne was named the Best CFO in Biotech in 2005 in the Institutional Investor Survey and in June, 2006, he received the Bay Area CFO of the Year-Hall of Fame Lifetime Achievement Award. He also currently serves as a member of the board of directors and chair of the audit committee of Depomed, Inc. (NASDAQ: DEPO), a specialty pharmaceutical company, since July 2013, a director and chair of the audit committee of DocuSign Inc., a private eSignature transaction management company, since July 2013, a director and chair of the audit committee of NovoCure Limited, a private commercial stage oncology company, since January

Name	Age	Principal Occupation and Relevant Experiences, Qualifications, Attributes or Skills

2013, and as chairman of the board of directors and chairperson of the compensation committee of Accuray Incorporated (NASDAQ: ARAY), a radiation oncology company, since September 2009. Within the last five years, Mr. Lavigne also served on the public company board of directors of Allergan, Inc. (NYSE: AGN), a technology-driven, global health care company that provides specialty pharmaceutical products worldwide, from 2005 to 2015, as a director and chair of the audit committee of SafeNet, Inc., a private information security company, from 2010 to 2015, as a director and chair of the audit committee of BMC Software, Inc. (NASDAQ: BMC), an enterprise systems software vendor, from 2004 to 2007 and from 2008 to 2013, when it was acquired by a private investor group. Mr. Lavigne serves as a board member and chairman of the UCSF Benioff Children’s Hospital Oakland, the UCSF Benioff Children’s Hospitals and the UCSF Children’s Hospitals Foundation where he is also a member of the audit committee. Mr. Lavigne holds a B.S. in Finance from Babson College and an M.B.A. from Temple University.

Mr. Lavigne was selected to serve on our Board due to his extensive experience in business operations and management, strategy, finance, accounting and public company governance as a former Chief Financial Officer of a large, complex publicly traded company and a current and former board leader for several public company boards and audit committees.

Sunil Paul	50

Sunil Paul has served on our Board since November 2011. Mr. Paul has been a Partner at Spring Ventures, a venture capital fund, since founding the firm in January 2007. Mr. Paul has served as Chief Executive Officer of SideCar Technologies, Inc., a ride sharing technology platform, formerly known as Shepherd Intelligent Systems, Inc., since September 2011. Mr. Paul also serves on the advisory board of Cleanweb Worldwide LLC, an organization dedicated to solving global resource constraints through the application of information technology. Mr. Paul was the Chief Executive Officer of Spride, Inc., a car share service company, from early 2010 to 2012. From May 2004 to January 2007, Mr. Paul was an independent investor. From 1997 to 2000, Mr. Paul served as Founding Chief Executive Officer and Chairman of Brightmail, Inc., a software company he co-founded. From 1995 to 1997, Mr. Paul served as Chief Executive Officer, and then President, of FreeLoader, Inc., an Internet technology company he co-founded. Mr. Paul holds a B.E. in Electrical Engineering from Vanderbilt University.

Mr. Paul was selected to serve on our Board due to his extensive experience as an entrepreneur, as well as his experience with Internet and technology companies.

Ellen F. Siminoff	47

Ellen F. Siminoff has served on our Board since July 2012. Ms. Siminoff is President and CEO of Shmoop University, Inc., an educational publishing company. From February 2004 to February 2008, Ms. Siminoff served as the President and Chief Executive Officer of Efficient Frontier, Inc., a provider of paid search engine marketing solutions, and she served as Chairman of the Board from February 2008

Name	Age	Principal Occupation and Relevant Experiences, Qualifications, Attributes or Skills

to September 2009. Prior to that, from 1996 to 2002, Ms. Siminoff served in various capacities at Yahoo! Inc. (NASDAQ: YHOO), an Internet company, including as Senior Vice-President of Entertainment and Small Business, Senior Vice President of Corporate Development and Vice President, Business Development and Planning. Ms. Siminoff also serves on the board of directors of SolarWinds, Inc. (NYSE: SWI), and served on the boards of Glu Mobile Inc. (NASDAQ: GLUU) from June 2008 through the end of her term in June 2011, Journal Communications, Inc. (NYSE: JRN) from 2007 through the end of her term in May 2013, and US Auto Parts Network, Inc. (NASDAQ: PRTS) from 2006 through the end of her term in July 2013. She has also served on the boards of private companies, including Mozilla Corporation, a software company. Ms. Siminoff holds an M.B.A. from the Stanford Graduate School of Business and an A.B. degree in Economics from Princeton University.

Ms. Siminoff was selected to serve on our Board due to her breadth of experience in emerging growth and technology companies, experience as a director of several public companies and success in a variety of industries.

The Board Of Directors Recommends A Vote In Favor Of Each Named Nominee.

PROPOSAL 2

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2011 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the material terms of the performance goals under our 2011 Equity Incentive Plan, which we refer to as the “2011 Plan,” for purposes of Section 162(m) of the Internal Revenue Code. The 2011 Plan is intended to provide a single, comprehensive program under which we may structure both cash and equity-based awards in a manner designed to qualify as “performance-based compensation” under, and thereby avoid the limitations on the deductibility of such compensation imposed by, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No other amendments or modifications to the 2011 Plan are being proposed.

Recommendation of the Board

Your Board recommends that you vote FOR approval of the material terms of the performance goals under our 2011 Plan.

Vote Required

Approval of this Proposal 2 will require the affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting and are voted “For” or “Against” the matter. Under Delaware law and our Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against this Proposal. Approval of this Proposal 2 will constitute approval of the material terms of the 2011 Plan for purposes of Section 162(m) of the Code. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” Proposal 2.

Additional Information About the Proposal

Under the federal tax laws, a publicly-held company such as Zynga will not be allowed a federal income tax deduction for compensation paid to certain “covered employees” to the extent that the compensation exceeds $1 million in any year. For this purpose, “covered employees” includes a company’s chief executive officer and its three other most highly compensated executive officers (other than the Chief Financial Officer). An exception to this loss deduction rule is available for compensation that qualifies as “performance-based compensation.” Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan that has been approved by the company’s stockholders and as to which disclosure of material terms of the performance goals has been made. For purposes of Section 162(m), the material terms required to be disclosed include the employees eligible to receive the compensation, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that can be paid during a specified period to an employee under the performance goal. With respect to the various awards that may be granted under the 2011 Plan, each of these aspects is discussed below, and stockholder approval of the 2011 Plan will be deemed to constitute approval of each of these aspects of the 2011 Plan for purposes of the stockholder approval requirements of Section 162(m).

Our Board believes that approval of the 2011 Plan is in our stockholders’ best interests because it links a portion of executive compensation to Company performance, while providing an opportunity to reduce our income tax expense by maximizing the deductibility of compensation expense. If our stockholders approve this Proposal 2, then to the extent we grant future cash and equity-based awards under the 2011 Plan to persons subject to Section 162(m), the compensation paid under these awards will not be subject to the corporate tax deduction limits of Section 162(m). If our stockholders do not approve this Proposal 2, then we will not be able to offer or pay to our executive officers cash and equity-based awards that qualify as performance-based compensation for purposes of Section 162(m) under the 2011 Plan. Irrespective of whether or not our stockholders approve this Proposal 2, we reserve the right to grant and pay cash and equity awards that are not intended to qualify as performance-based compensation under Section 162(m) to our officers and other key employees outside the scope of the 2011 Plan should our compensation committee determine in its discretion that it is appropriate to do so. Any such other awards will not be a substitute for payments under the 2011 Plan if our stockholders do not approve this Proposal 2, or, having received stockholder approval, if the performance goals applicable to a 2011 Plan award are not achieved.

Summary of the 2011 Plan

The following is a summary of the principal terms and provisions of our 2011 Plan, which is filed with the SEC as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the 2011 Plan. To the extent there is a conflict between this summary and the actual terms of the 2011 Plan, the actual terms of the 2011 Plan will govern. Any stockholder who wishes to obtain a copy of the actual plan may do so upon written request to: Corporate Secretary at Zynga Inc. 699 8th Street, San Francisco, California 94103 or may access the document from the SEC’s website at www.sec.gov.

Background, Purposes and Eligibility Under the 2011 Plan

Our Board approved our 2011 Plan in October 2011 and our stockholders approved our 2011 Plan in November 2011. The 2011 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and provide a means by which the eligible recipients may benefit from increases in value of our common stock. Our 2011 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to our employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, ZSUs, performance-based stock awards and other forms of equity compensation to our employees, directors and consultants (collectively with ISOs and NSOs, “Stock Awards”). Additionally, our 2011 Plan provides for the grant of performance cash awards to our employees, directors and consultants (together with Stock Awards, “Awards”). As of March 31, 2015, approximately 1,929 employees, six directors and 1,180 consultants are currently eligible to participate in the 2011 Plan.

Authorized Shares and Limits on Awards.

The maximum number of shares of our Class A common stock that may be issued under our 2011 Plan as of March 31, 2015 was 82,332,662 shares, plus, subject to certain limitations, any shares subject to stock options, ZSUs or other stock awards granted under our prior equity incentive plan that expire or otherwise terminate without having been exercised in full and shares issued or issuable pursuant to Stock Awards granted under such plan that are forfeited to, tendered to pay taxes or the exercise price, or repurchased by us. Additionally, the number of shares of our Class A common stock reserved for issuance under our 2011 Plan will automatically increase on January 1 of each year, beginning on January 1, 2012 and continuing through and including January 1, 2021, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares as determined by our Board.

The 2011 Plan places limits on the maximum Awards that may be granted to any 2011 Plan participant in any calendar year. A maximum of 5,000,000 shares of Class A Common Stock subject to Stock Awards may be granted to any one participant during any calendar year and a maximum of $10,000,000 may be granted as a performance cash award to any one participant during any one calendar year.

Plan Administration.

The 2011 Plan is administered by our Board of Directors who may delegate some or all of the administration of the 2011 Plan to a board committee or committees. In the case of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Performance-Based Awards

Awards may be made subject to the attainment of performance goals relating to one or more performance criteria, as determined by our Compensation Committee or another committee of our Board of Directors consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code. The applicable performance criteria that may be used to establish performance goals are set forth below.

Performance Criteria

•    earnings (including earnings per share and net earnings)

•    earnings before interest, taxes and depreciation

•    earnings before interest, taxes, depreciation and amortization

•    earnings before interest, taxes, depreciation, amortization and legal settlements

•    earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense)

•    earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation

•    earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue

•    total stockholder return

•    return on equity or average stockholder’s equity

•    return on assets, investment, or capital employed

•    stock price

•    margin (including gross margin)

•    income (before or after taxes)

•    operating income

•    operating income after taxes

•    pre-tax profit

•    operating cash flow

•    sales or revenue targets

•    increases in revenue or product revenue

•    expenses and cost reduction goals

•    improvement in or attainment of working capital levels

•    economic value added (or an equivalent metric)

•    market share

•    cash flow

•    cash flow per share

•    share price performance

•    debt reduction

•    implementation or completion of projects or processes

•    player satisfaction; including net promoter scores

•    stockholders’ equity

•    capital expenditures

•    debt levels

•    operating profit or net operating profit

•    workforce diversity

•    growth of net income or operating income

•    billings

•    bookings

•    daily active users of games, weekly active users of games, monthly active users of games, monthly unique users of games

•    employee retention

•    mobile bookings

•    bookings growth

•    mobile bookings growth

•    retention of players

•    installs

•    organic installs

•    daily unique users

•    launch dates

•    advertising revenue

•    growth of advertising revenue

•    advertising bookings

•    and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board

Performance Goals

Performance goals under the 2011 Plan maybe based on one or more (or any combination) of the foregoing Performance Criteria. A performance goal under the 2011 Plan may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board (i) in an award agreement at the time an award is granted under the 2011 Plan or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the Performance Criteria it selects to use for a performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in an underlying award agreement or the written terms of a cash award made under the 2011 Plan.

Material Terms of Equity Awards

The terms and conditions of the 2011 Plan govern the Awards we may grant under the 2011 Plan, except to the extent otherwise described in this Proposal. The following generally describes the material terms and conditions that apply to such Awards.

Options and Stock Appreciation Rights (SARs). ISOs may be granted only to employees and NSOs and SARs may be granted to employees, directors and consultants. No option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the award agreement. The exercise or strike price of each option or SAR will be not less than 100% of the fair market value of the common stock subject to the option on the date the option is granted, subject to certain exceptions. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator. Subject to the provisions of the 2011 Plan, the administrator determines the remaining terms of the options and SARs (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Restricted Stock. Restricted stock may be issued in consideration for cash, past service or any other form of legal consideration (including future services) that may be acceptable to the administrator. Shares of common stock awarded under a restricted stock award may be subject to forfeiture in accordance with a vesting schedule determined by the administrator. The administrator will determine the other terms applicable to a restricted stock award, such as transferability, treatment of dividends and treatment upon termination of the participant’s service with the Company.

Restricted Stock Units. The administrator will determine the consideration, if any, to be paid by the participant upon the delivery of each share of common stock subject to a restricted stock unit award. The administrator may impose such restrictions on or conditions to the vesting of a restricted stock unit award that it deems appropriate or such other restrictions or conditions that may delay the delivery of shares of common stock (or their cash equivalent) subject to a restricted stock unit award to a time after the vesting of such restricted stock unit award. The administrator will determine the other terms applicable to a restricted stock award, such as settlement terms, treatment of dividends and treatment upon termination of the participant’s service with the Company.

Other Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, common stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to the Awards described above. Subject to the provisions of the 2011 Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such other Awards will be granted, the number of shares of common stock (or the cash equivalent thereof) to be granted pursuant thereto all other terms and conditions of such Awards.

Corporate Transactions. Our 2011 Plan provides that in the event of certain specified significant corporate transactions, as defined under our 2011 Plan, each outstanding Award will be treated as the administrator determines. The administrator may (i) arrange for the assumption, continuation or substitution of a Stock Award by a successor corporation; (ii) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation; (iii) accelerate the vesting of the Stock Award and provide for its termination prior to the transaction and arrange for the lapse of any reacquisition or repurchase rights held by us; or (iv) cancel the Stock Award prior to the transaction in exchange for a cash payment, if any, determined by our Board. The plan administrator is not obligated to treat all Stock Awards or portions of Stock Awards, even those that are of the same type, in the same manner.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the Stock Award will occur.

Summary of Material U.S. Federal Income Tax Considerations

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2011 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Stock Options

A 2011 Plan participant who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

A participant does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the participant with respect to a stock option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted.

Deductibility of Awards

We generally will be entitled to a tax deduction in connection with an Award under the 2011 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, Section 162(m) places a $1,000,000 annual limit on the compensation deductible by us paid to our Chief Executive Officer and to each of our other three most highly paid executive officers, other than the Chief Financial Officer. This limit, however, does not apply to “performance-based compensation” as defined in Section 162 (m). The 2011 Plan permits (but does not require) the Compensation Committee or another committee of our Board of Directors consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code to grant Awards that are intended to qualify as performance-based compensation under Section 162(m), thereby potentially permitting us to receive a full federal income tax deduction in connection with such Awards. Among other things, Section 162(m) requires that stockholders approve the 2011 Plan under which the “performance-based compensation” is paid. Furthermore, Section 162(m) generally requires that plans such as the 2011 Plan be reapproved by stockholders at least every five years. If stockholders approve the 2011 Plan at the annual meeting, we will have greater flexibility to choose to seek a full income tax deduction for certain Awards granted under the 2011 Plan. However, if the stockholders of the Company do not approve the 2011 Plan, we may be unable to seek a full income tax deduction for certain awards granted under the 2011 Plan.

Section 409A

Section 409A of the Code contains requirements applicable to non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2011 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, including California, have similar laws. Unless the administrator expressly decides otherwise, Awards will be administered so that they will be exempt from or meet the requirements of Section 409A and not be subject to the tax and interest described above.

Plan Benefits

The amount, if any, of equity compensation to be awarded to employees (including executive officers), consultants and directors is determined from time to time by our Compensation Committee or our Board, as applicable, and is not presently determinable.

Historically, as compensation for their services, each of our non-employee directors has been granted options or ZSUs to purchase shares of our common stock under the 2011 Plan. Our Non-Employee Director Compensation Policy that was in effect for 2014 provided that each of our non-employee directors was eligible to receive an annual ZSU grant with an aggregate fair market value of $250,000, with the chair of our Audit Committee eligible to receive an additional ZSU grant with an aggregate fair market value of $50,000. These awards were granted on the date of the annual meeting of stockholders in 2014 and vest on a quarterly basis over a one-year vesting period, provided that the recipient is a director on such date. Additionally, non-employee members of the newly formed Product Committee received an annual Product Committee Retainer with an aggregate fair market value of $250,000 that the committee members were able to elect to receive in cash, ZSUs or any combination thereof. The Product Committee Retainer vests and/or is payable on a quarterly basis over a one-year vesting period, provided that the recipient is a director on such date.

We recently amended our Non-Employee Director Compensation Policy to provide that the annual retainer of $250,000 provided to each of our non-employee directors will be payable 20% in cash and 80% in ZSUs. Non-employee members of the Product Committee will continue to receive an annual retainer with an aggregate fair market value of $250,000, which the committee member may elect to receive in cash, ZSUs or any combination thereof.

Grants Made Under our 2011 Plan

The following table sets forth, as of March 31, 2015, summary information concerning the number of shares of our Class A common stock subject to Awards made under the 2011 Plan to our Named Executive Officers, director nominees, all executive officers as a group, all current directors who are not executive officers as a group, all associates of any of such director nominees, executive officers or director, all other persons who received or is to receive 5% of such awards and all employees, including current officers who are not executive officers as a group:

	Stock Options		ZSUs
Name and Title	Grant Date Fair Value ($)	Shares Granted	Grant Date Fair Value ($)	Shares Granted
Don Mattrick, Chief Executive Officer	15,554,460.48	8,115,384	27,420,885.87	11,630,035
David Lee, Chief Financial Officer and Chief Accounting Officer	904,201.00	400,000	2,516,000.00	800,000
Clive Downie, Chief Operating Officer	1,536,945.50	500,000	2,448,262.50	750,000
Devang Shah, Vice President, Secretary and General Counsel	395,077.50	250,000	1,615,418.75	760,000
L. John Doerr, Director	—	—	62,449.72	172,660
Regina Dugan, Director	—	—	52,289.33	76,135
William “Bing” Gordon, Director	—	—	124,999.44	278,261
Stanley J. Meresman, Director	—	—	156,601.32	272,699
Sunil Paul, Director	—	—	62,449.72	201,905
Mark Pincus, Director	—	—	120,282.40	161,672
Ellen F. Siminoff¸ Director	—	—	62,449.72	210,619
All Executive Officers as a Group	17,589.305.89	9,265,384	34,000,567.12	11,940,035
All Current Directors who are not Executive Officers as a Group	—	—	641,521.65	1,373,951
All Associates of Director Nominees, Executive Officers or Directors	—	—	—	—
All Other Persons who Received or is to Receive 5% of Such Awards	—	—	—	—
All Non-Executive Officer Employees as a Group	17,858,789.49	10,868,310	173,574,939.03	79,501,728

Other Information

The Board of Directors may at any time amend, alter, suspend or terminate the 2011 Plan, provided that the Company must obtain stockholder approval of any amendment if required under applicable law or stock exchange rule and certain amendments as provided in the 2011 Plan.

Awards granted under the 2011 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. Other terms and conditions of each Award will be set forth in award agreements.

On March 31, 2015, the closing price on the NASDAQ Global Select Market of our common stock was $2.85 per share.

The Board Of Directors Recommends A Vote In Favor Of Proposal 2

PROPOSAL 3

ADVISORY VOTE TO APPROVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

At the 2012 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year consistent with the Board’s recommendation. The Compensation Committee recommended, and the full Board adopted, a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (who are named in the “Summary Compensation Table” below on page 43) as disclosed in this proxy statement in accordance with the SEC’s rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement.

Our executive compensation program is designed to achieve the following objectives:

•	attract and retain talented and experienced executive officers, whose knowledge, skills and performance are critical to our success;

•	motivate these executive officers to achieve our business and strategic objectives;

•	align the interests of our executive officers and stockholders; and

•	promote teamwork while also recognizing the role each executive officer plays in our success.

As described in detail in the “Executive Compensation—Compensation Discussion and Analysis” section, we place a strong emphasis on the use of equity awards as a key component of our compensation program. We grant restricted stock units awards and options that reward longer-term stockholder returns, thereby directly linking the most substantial component of our named executive officers’ compensation to the long-term success of our Company. In addition to linking compensation value to stockholder value, these awards generally require continued service over a multi-year period as a condition to vesting, which creates a strong retention incentive and helps ensure the continuity of our operations. We use a mix of restricted stock units and stock options to balance our equity compensation program between future appreciation and up-front ownership stake, linking both types of awards to continued service with our Company over a period of years, such that our named executive officers are incentivized to remain employed with us, achieve our business and strategic objectives, and focus on long-term stockholder value.

We urge our stockholders to review the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and the related narrative disclosure for more information.

Recommendation of the Board

Our Board believes that the information provided above and within the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation. The Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

Because the vote is advisory, it is not binding on our Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted to approve the compensation of our named executive officers.

Advisory approval of this proposal requires the vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the annual meeting and which are voted “For” or “Against” the matter. Broker non-votes and abstentions will have no effect.

The Board Of Directors Recommends A Vote In Favor Of Proposal 3

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since we were founded in 2007. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board

The Board recommends that you vote in favor of ratifying the selection of Ernst & Young as our independent registered accounting firm.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the annual meeting and are voted “For” or “Against” the matter will be required to ratify the selection of Ernst & Young LLP. Broker non-votes may be voted at the discretion of the broker or other agent. Abstentions are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you return your proxy card or otherwise vote but do not make specific voting choices, your shares will be voted “For” Proposal 4.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and December 31, 2014, by Ernst & Young LLP, the Company’s principal accountant (in thousands).

	Fiscal Year Ended
	2014	2013
	(in thousands)
Audit Fees (1)	$3,027	$2,845
Audit-related Fees	—	—
Tax Compliance Fees (2)	533	613
Tax Advisory Fees (3)	838	623
All Other Fees	2	—

Total Fees	$4,394	$4,081

(1)

Includes the aggregate fees related to the audits of our annual consolidated financial statements and the reviews of our interim financial statements, services rendered in connection with the filing of our registration statements, our Registration Statements on Form S-8, and the issuance of comfort letters and consents, services related to our acquisition of Natural Motion and also includes fees related to accounting consultations, and statutory audit services for certain of our foreign subsidiaries, including Natural Motion.

(2)	Includes preparation and review of various tax filings.
(3)	Includes advising on international tax structure and various other tax issues.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors is comprised of three non-employee directors: Stanley Meresman as Chair, Sunil Paul and Ellen F. Siminoff. The Board has determined that each Audit Committee member is an independent director and meets the requirements and financial literacy standards of the NASDAQ listing standards. The Audit Committee operates under a written charter, which was most recently amended in April 2013 and reviewed in February 2015. Among its other functions, the Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm (“independent auditors”).

Management has the responsibility of preparing the Company’s financial statements and periodic reports and it is the responsibility of the independent auditors to audit those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company and the independent auditors. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also discussed with the independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

The Audit Committee has discussed with the independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the Company’s audited financial statements, representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of the Company’s

Board of Directors

Stanley Meresman (Chair)

Sunil Paul

Ellen F. Siminoff

The Board Of Directors Recommends A Vote In Favor Of Proposal 4.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of March 31, 2015 were as follows:

Name	Age	Positions
Mark Pincus	49

Effective April 8, 2015, the Board appointed Mark Pincus, our Founder and Chairman of the Board, as Chief Executive Officer. Mr. Pincus’ biography is set forth under the heading “Proposal 1 – Election of Directors –Nominees” above.

Don A. Mattrick	51

Chief Executive Officer. Don A. Mattrick. Don Mattrick served as our Chief Executive Officer and as a Director from July 2013 to April 8, 2015. Prior to joining the Company, Mr. Mattrick served as President of Microsoft Corp.’s Interactive Entertainment Business Group starting in October 2010. Prior to that position, Mr. Mattrick served as Senior Vice President of Microsoft’s Interactive Entertainment Business, Entertainment and Devices Division from July 2007. Prior to joining Microsoft in 2007, Mr. Mattrick held various positions at Electronic Arts Inc., most recently as President of Worldwide Studios. Effective April 8, 2015, Don Mattrick resigned as Chief Executive Officer of the Company.

David Lee	43

Chief Financial Officer and Chief Accounting Officer. David Lee has served as our Chief Financial Officer and Chief Accounting Officer since April 2014. Prior to joining the Company, Mr. Lee served as Senior Vice President of Enterprise Finance for Best Buy Co., Inc., a multinational retailer of consumer electronics, from December 2012 to April 2014, where he led Best Buy’s corporate strategy, financial planning & analysis (FP&A) and treasury departments. From February 2004 to November 2012, Mr. Lee held several leadership roles at Del Monte Foods Co., a food production and distribution company, including Senior Vice President of Strategy, SVP of Consumer Products, Vice President of Strategic Planning & Business Development, Vice President, Finance for Consumer Products and Vice President of Sales FP&A. Mr. Lee holds an M.B.A. from the University of Chicago and a B.A. degree from Harvard College.

Clive Downie	42

Chief Operating Officer. Clive Downie served as our Chief Operating Officer from November 2013 to April 19, 2015. Prior to joining the Company, Mr. Downie served as chief executive officer of DeNA West, a division of DeNA Co., Ltd., a mobile entertainment company (“DeNA”), from October 2012 to October 2013, and as Vice President, Studios from March 2011 to October 2012. Mr. Downie was the Vice President, Marketing & Revenue at ngmoco, Inc., a mobile game company acquired by DeNA, from March 2009 to March 2011. Prior to joining ngmoco, Mr. Downie worked at Electronic Arts, Inc., a game company, for over 15 years from 1992 to 2001 and from May 2003 to April 2009, where he most recently served as Vice President of Marketing. In between his tenures at Electronic Arts, Mr. Downie held various management positions at Mattel, Inc., a toy manufacturer. Effective April 19, 2015, Clive Downie resigned as Chief Operating Officer of the Company.

Devang Shah	43

General Counsel, Secretary and Vice President. Mr. Shah has served as our General Counsel, Secretary and Vice President since December 2013. Previously, he served as our Deputy General Counsel from January 2013 to November 2013 and in a variety of legal roles at Zynga starting in August 2010. From December 2008 to July 2010, Mr. Shah worked at UTStarcom, Inc., a telecommunications equipment provider, serving as Associate General Counsel and then General Counsel. Prior to that, he served as Senior Corporate Counsel and Assistant Secretary at Longs Drug Stores Corporation, a retail drug store chain, from May 2006 to December 2008. From February 2004 to April 2006, he held the position of Corporate Counsel at Chiron Corporation, a biotechnology company. Preceding that, Mr. Shah worked as a Corporate Associate at Skadden, Arps, Slate, Meagher & Flom LLP, one of the nation’s leading law firms, from October 1998 to February 2004. Mr. Shah received a B.S. in Civil and Environmental Engineering from Cornell University, a M.S. in Civil Engineering from Stanford University and a J.D. from the University of California at Berkeley, Boalt Hall.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014, including our 2007 Plan, our 2011 Plan and our 2011 ESPP. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans. All of our Equity Compensation Plans that were in effect as of December 31, 2014 were adopted with the approval of the Company’s security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	109,338,212	(2)	$1.93	123,214,840	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	109,338,212	(2)	$1.93	123,214,840	(3)

(1)

The calculation of the weighted-average exercise price of the outstanding options and rights excludes 69,882,756 shares of common stock included in column (a) that are issuable upon the vesting of then-outstanding ZSUs because ZSUs have no exercise price.

(2)

Stock awards issued under our 2007 Plan will be settled in shares of Class B common stock. Stock awards issued under our 2011 Plan and shares purchased pursuant to our 2011 ESPP will be settled in shares Class A common stock. The Class B common stock is convertible into shares of Class A common stock at any time at the option of the holder on a 1-for-1 basis.

(3)

Includes 75,429,620 and 47,785,220 shares of Class A common stock available for issuance under the 2011 Plan and the 2011 ESPP, respectively. There are no further shares were available for issuance under the 2007 Plan. Pursuant to the terms of our 2011 Plan and 2011 ESPP, an additional 36,234,403 and 18,117,201 shares were added to the 2011 Plan and 2011 ESPP, respectively, effective January 1, 2015. For additional information concerning the potential increase in the number of shares available for issuance under the 2011 Plan and 2011 ESPP, see the description found in the “Summary of the 2011 Plan – Authorized Shares and Limits on Awards” section in Proposal 2 above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and our 2014 compensation decisions for each of our named executive officers. The compensation provided to our “named executive officers” for 2014 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables.

Our named executive officers for 2014 are the executive officers who appear in the Summary Compensation Table below. They are:

•	Don A. Mattrick, our Chief Executive Officer;

•	David Lee, our Chief Financial Officer and Chief Accounting Officer;

•	Clive Downie, our Chief Operating Officer; and

•	Devang Shah, our General Counsel, Secretary and Vice President.

In April of 2014, we hired Mr. Lee as our new Chief Financial Officer and Chief Accounting Officer. Mark A. Vranesh, our previous Chief Financial Officer and Chief Accounting Officer ceased to be an executive officer effective April 14, 2014 and left the Company in June 2014. In April of 2014, Mr. Pincus stepped down from his role as Chief Product Officer, electing to focus on his duties as Chairman of the Board of Directors. Effective April 8, 2015, Mr. Mattrick resigned as our Chief Executive Officer and the Board appointed Mr. Pincus as our Chief Executive Officer. Separation benefits provided to Mr. Mattrick were as set forth in his offer letter and are described below in the section on “Material Board and Compensation Committee Actions After Fiscal 2014”. Effective April 19, 2015, Mr. Downie resigned as our Chief Operating Officer. Mr. Pincus served as a named executive officer for part of 2014, so is included in the disclosure for 2014 as required by applicable SEC rules. Mr. Vranesh is also included in the disclosure as required by applicable SEC rules although he transitioned out of his executive role in 2014.

The following Compensation Discussion and Analysis and the related compensation tables and narratives cover six named executive officers for 2014 and analyzes a variety of compensation decisions and actions, some of which were made specifically in reaction to or to reflect recruitment or transition of executive officers in 2013 and 2014. Not all of the named executive officers participated in or received all of the compensation elements described in this Compensation Discussion and Analysis (due to the timing of hire or transition). When discussing each compensation element in this Compensation Discussion and Analysis, we explain the degree to which each named executive officer participated in or was eligible for the described elements.

Executive Summary

We have designed our executive compensation program to attract and retain talented and experienced executive officers, to motivate our executive officers to achieve our business and strategic goals and to align the interests of our executive officers with our stockholders. We try to ensure that a material portion of executive compensation is tied to company performance—including the achievement of strategic business objectives and financial performance. When the Company achieves its goals, we expect our executives to realize higher levels of compensation and similarly, when we fall short of our goals, our executives’ compensation will be lower. We expect our executives to aggressively pursue our business objectives and have implemented policies and practices to discourage excessive risk-taking behavior.

The highlights of our compensation program include:

•

Bonuses Tied to Company Performance. In 2014, our Compensation Committee reviewed the 2014 performance bonus award targets for the Company’s named executive officers and determined that the Company had not satisfied the performance criteria and no performance bonuses were payable.

•

Changes in Management. In April of 2014 we hired David Lee as Chief Financial Officer and Chief Accounting Officer, at which time Mark Vranesh ceased to be our Chief Financial Officer and Chief Accounting Officer. Mr. Lee came to the Company from Best Buy, Inc., where he served as Senior Vice President of Enterprise Finance where he led the company’s corporate strategy, financial planning and analysis and treasury teams. In April of 2015, Mr. Mattrick resigned as our Chief Executive Officer and Mr. Downie resigned as our Chief Operating Officer. For a summary of these changes, see “—Material Board and Compensation Committee Actions After Fiscal 2014.”

•

Continued Focus on Equity Based Compensation. In fiscal year 2014, we continued to focus our long term incentive program for all of our employees, including our executive officers, on restricted stock units and stock options. The stock options have an exercise price equal to 100% of the fair market value of our Class A common stock on the date of grant and equity grants generally vest over a 4 year period based on continued service.

Executive Compensation Philosophy, Objectives and Design

Philosophy. We operate in a new and rapidly evolving industry sector. To succeed in this environment, we must continually refine our strategy, foster the growth of our player base, leverage our scale to increase player engagement, cross-promote our portfolio of games, continually enhance existing games, launch new games and build the Zynga brand. To achieve these objectives, we need to attract and retain a highly talented team of game design, engineering, marketing, business development and other professionals. We also structure or compensation program to strongly incentivize our management team to achieve our business and strategic objectives. We provide a majority of our executives’ compensation in equity to align executive and stockholder interests, with a focus on long-term stockholder value creation.

Objectives. Our compensation program for our executive team primarily consists of base salary, cash incentive opportunities, and equity awards. Executives participate in health benefit plans on the same basis as all employees. Our executives are also covered under change of control/severance agreements.

Our executive compensation program is designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers, whose knowledge, skills and performance are critical to our success;

•	motivate these executive officers to achieve our business and strategic objectives;

•	align the interests of our executive officers and stockholders;

•	reward high levels of Company and individual performance; and

•	promote teamwork while also recognizing the role each executive officer plays in our success.

Design. Our executive compensation program is heavily weighted towards equity, including ZSUs and stock options, with cash compensation that typically falls in the mid-range of comparable companies. We believe that relying heavily on equity compensation focuses our executive officers on driving the achievement of our strategic and financial goals while conserving cash to reinvest in our strategy and growth. However, as we have recruited new executive talent from larger public companies over the last two years, we have offered significant cash compensation, as well as equity compensation, as necessary or appropriate to secure key executive hires.

We continue to believe that making equity awards the most prominent component of executive compensation aligns the interests of the executive team with the long-term interests of our stockholders. Although our executive compensation structure is weighted towards equity compensation, we also offer cash compensation in the form of (i) base salaries to reward individual contribution, as well as critical skills and technical expertise, and to compensate our employees and executives for their day-to-day responsibilities, and (ii) bonuses to drive excellence and leadership and incentivize achievement of our shorter-term and longer-term objectives.

Our Compensation Committee has not adopted any formal or informal guidelines in any given year, or with respect to any given new hire package, for apportioning compensation in any specific ratio between cash and equity, or between long-term and short-term compensation. Rather, total compensation may skew more heavily toward either cash or equity, or short-term or long-term compensation, and our Compensation Committee uses its judgment to establish for each named executive officer a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve our compensation philosophy described above. We continue to evaluate our philosophy, objectives and design as circumstances require. We review our executive compensation philosophy annually.

Compensation Setting Process

Role of Compensation Committee. The Compensation Committee has primary responsibility for reviewing and approving the compensation that may become payable to our executive officers, and provides direction to management to enable management to implement the Compensation Committee’s decisions. During its discussions, the Compensation Committee met in executive session without the Chief Executive Officer or other management present to prevent any possibility of compromising its independence. The Compensation Committee made all relevant decisions for 2014 compensation for our named executive officers. The Compensation Committee reviews compensation for our named executive officers at least annually.

In determining the compensation of our named executive officers, the Compensation Committee considers various factors, including:

•	Company and individual performance;

•	Market data on compensation at comparable companies;

•	Current and future responsibilities and potential impact on Zynga’s performance;

•	Retention;

•	The dynamic nature of our industry and pace of change at Zynga;

•	Negotiations with executive officers, particularly with respect to initial compensation packages;

•	Recommendations of our Chief Executive Officer and human resources team;

•	The executive officer’s existing equity awards and stock holdings;

•	The experience and knowledge of the Compensation Committee regarding executive compensation; and

•	Compensation levels of Zynga executives with similar responsibilities (i.e. “internal equity”).

Role of Compensation Consultants. The Compensation Committee periodically utilizes the services of compensation consultants and has the sole authority, under its charter, to select, retain and terminate any relationship with such compensation consultants. Compensia and F.W. Cook served as the Compensation Committee’s independent compensation consultants in 2014, with primary advice coming from F.W. Cook. F.W. Cook reviews Compensation Committee materials, attends Compensation Committee meetings, reviews the Company’s peer group and competitive positioning of individual executives versus market, assists the Compensation Committee as compensation issues arise and provides recommendations on certain specific aspects of our compensation programs. In early 2014, the Compensation Committee assessed the independence of F.W. Cook and determined that F.W. Cook is independent and that no conflicts of interests exist.

Role of Management. In making decisions about our executive compensation program, our Compensation Committee seeks the input of our Chief Executive Officer. The Chief Executive Officer provides periodic reviews of the performance of each of our executive officers (other than himself) to assist the Compensation Committee in its determination of compensation for such officers. Our Chief Executive Officer and human resources team each recommend to the Compensation Committee the salaries, target bonuses and the equity to be granted to our other executive officers, and it is within the prerogative of the Compensation Committee to approve, modify or reject any recommendations for such compensation to our executive officers.

Stockholder “Say on Pay” Vote. At the 2014 Annual Meeting of Stockholders, over 89% of the voting power of shares voted was cast in favor of the advisory vote on executive compensation. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with our long-term goals. The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our named executive officers.

Use of Market Compensation Data; Creation of Peer Group. To assess the competitiveness of our executive compensation program, the Compensation Committee considers the compensation practices of a peer group of technology companies of reasonably similar size to us. The Compensation Committee periodically reviews and approves changes to the peer group, based on the recommendation of the independent compensation consultant. Our peer group for 2014 compensation determinations included the following companies:

Activision Blizzard, Inc.	Electronic Arts Inc.	Tibco Software, Inc.
Akamai Technologies Inc.	Groupon, Inc.	TripAdvisor, Inc.
AOL, Inc.	IAC/InterActiveCorp	Twitter
Autodesk, Inc.	LinkedIn Corporation	VeriSign Inc.
Citrix Systems, Inc.	Monster Worldwide Inc.
Compuware Corporation	Red Hat, Inc.
Conversant	Rovi
DreamWorks Animation SKG, Inc.	Take-Two Interactive Software, Inc.

Our Compensation Committee generally uses this benchmark data to review existing compensation packages. When determining new hire pay packages, we have generally focused on the total compensation package it would take to attract key talent away from an existing employer or other opportunities that were available to that individual, and not on benchmark data.

Executive Compensation Program Components

Our executive officer compensation packages generally include:

•	base salary;

•	performance based incentives; and

•	equity-based compensation in the form of ZSUs and/or stock options.

We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on Company and individual performance. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.

Base Salary. We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty with respect to their day-to-day compensation. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent, but believes that equity compensation should be the primary component of total target compensation as it has a direct correlation to stockholder value.

2014 Salary

The Compensation Committee approved 2014 salaries for certain of our named executive officers as follows:

Name	2014 Base Salary
Don Mattrick	$1,000,000
David Lee(1)	$500,000
Clive Downie	$450,000
Devang Shah (2)	$400,000
Mark Pincus (3)	$250,000
Mark A. Vranesh(4)	$425,000

(1)	Reflects Mr. Lee’s annual base salary in effect on date of hire, April 7, 2014.
(2)	Mr. Shah’s salary was increased from $325,000 to $400,000 in October of 2014.
(3)

Mr. Pincus resigned his position as Chief Product Officer on April 18, 2014. He continues to serve as the Company’s Chairman of the Board. The table reflects Mr. Pincus’ annual base salary immediately prior to his resignation.

(4)

The Company appointed Mr. Lee as Chief Financial Officer and Chief Accounting Officer on April 7, 2014 and, effective as of April 14, 2014, Mr. Vranesh ceased to serve as the Company’s Chief Financial Officer and Chief Accounting Officer. The table reflects Mr. Vranesh’s annual base salary in effect immediately prior to Mr. Lee’s start date.

2014 Performance-Based Bonus Targets.

In 2014, the Compensation Committee approved performance-based bonus targets for certain of our named executive officers as follows:

Name	2014 Target Bonus %(1)	2014 Target Bonus
Don Mattrick	200%	$2,000,000
David Lee(2)	80%	$400,000
Clive Downie	100%	$450,000
Devang Shah(3)	60%	$240,000
Mark Pincus (4)	—	—
Mark Vranesh(5)	—	—

(1)	Expressed as a percentage of such named executive officer’s base salary. For Messrs. Mattrick and Downie, reflects the bonus percentage approved by the Compensation Committee in March of 2014.
(2)	Reflects the bonus percentage in effect on Mr. Lee’s date of hire, April 7, 2014.
(3)	The Compensation Committee approved an increase in Mr. Shah’s target bonus percentage from 40% to 50% in April of 2014 and an increase to 60% in October of 2014.
(4)	Mr. Pincus did not participate in the 2014 annual bonus program.
(5)	Mr. Vranesh left the Company in June of 2014 and therefore did was ineligible to be paid a performance cash bonus award for 2014.

The amount of the performance-based bonus award payable to each participant was subject to the Company’s achievement of performance goals approved by the Compensation Committee in the first quarter of 2014. All performance based bonus awards would be paid fifty percent (50%) in cash and fifty percent (50%) in fully vested Class A Common Stock to the extent earned. Awards could be earned up to a maximum of 200% of the target bonus, depending upon the level of achievement of the performance conditions, subject to the Compensation Committee’s discretion to decrease the amount of such performance-based cash bonus award actually payable to the named executive officer. The performance conditions related to achievement of bookings and adjusted EBITDA targets for 2014.

In March 2015, the Compensation Committee reviewed the Company’s performance against the bookings and adjusted EBITDA targets and determined that the Company had not achieved the minimum levels for payment of $769,600,600 in bookings and $100,800,000 in adjusted EBITDA. Accordingly, no bonuses were earned under the annual bonus plan.

Other Bonuses.

In 2013 and 2014 we significantly altered the composition of our executive team. In connection with recruiting and hiring new executives, our Compensation Committee developed compensation packages designed to attract and retain the executives that the committee believes are in line with market norms and, in the case of Mr. Downie, addressed a situation where he was forfeiting substantial value in leaving his previous position to join the Company. In 2014, the Company paid Mr. Lee and Mr. Downie one-time cash bonuses that were included in their offer letters as part of their initial compensation packages. The Company paid Mr. Lee a one-time sign-on bonus of $500,000 and Mr. Downie a one-time bridge bonus of $158,920 in January 2015 for service in 2014.

Equity Compensation. Equity is a primary component of our executive compensation program. Consistent with our compensation objectives, we believe that using equity as a primary component of executive compensation allows us to attract and retain key talent in our industry and aligns our executive team’s contributions with the long-term interests of the company and our stockholders. Stock options are granted with an exercise price not less than the fair market value of our common stock on the date of grant, so these options will have value to our executive officers only if the fair market value of our common stock increases after the date of grant. Typically, ZSUs and stock options granted to our executive officers vest over four years. We believe that equity should be designed to serve as an effective recruitment and retention tool while also motivating our executive officers to work toward corporate objectives that provide a meaningful return to our stockholders.

In 2014, we continued to grant ZSUs and stock options as our primary compensation mechanism. In determining the size and material terms of ZSU and option grants, the Compensation Committee considered a number of factors, including comparisons for our peer group and other market data, the value of equity forfeited upon leaving prior employment and/or the value of any guaranteed equity set out in existing employment arrangements and/or the value of existing equity awards, the executive officer’s total compensation opportunity, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, notable performance accomplishments, adjustments to duties, the retention implications of existing grants, our Chief Executive Officer’s recommendations and the general recommendations of our independent compensation consultant.

2014 Grants to Named Executive Officers

In 2014, the Compensation Committee approved the following equity grants for our named executive officers:

	Options		ZSUs		Grant date Fair Value ($)	Intrinsic Value at 12/31/14(1) ($)
Don Mattrick	758,241	(2)	915,750	(3)	5,980,668	2,435,895
Clive Downie	500,000	(4)	200,000	(3)	2,465,146	532,000
David Lee	400,000	(5)	800,000	(6)(7)	3,420,210	2,128,000
Devang Shah	—		300,000	(8)	684,000	798,000
Mark Pincus(9)	—		—		—	—
Mark Vranesh(10)	—		—		—	—

(1)

Represents the market value of the shares underlying the ZSUs and stock options as of December 31, 2014, based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select market, of $2.66 per share on December 31, 2014. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 10, “Stockholders’ Equity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These amounts do not correspond to the actual value that will be realized by our directors upon the vesting of stock awards or the sale of the common stock underlying such awards.

(2)	Vests 25% on February 15, 2015, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(3)

Vests (i) contingent upon the achievement of a performance based vesting condition designed to qualify such award as tax-deductible compensation under section 162(m)(4)(c) of the Internal Revenue Code; (ii) 25% on the later of the date in which the Compensation Committee determines that the performance condition has been met or February 15, 2015; and (iii) the remaining shares vest in equal quarterly installments over the following three years (on each February 15, May 15, August 15 and November 15), in each case subject to continued service on the applicable vesting date.

(4)

Vests (i) 15% on February 15, 2015; (ii) 20% on February 15, 2016; (iii) 25% on February 15, 2017; and (iv) 40% on February 15, 2018, in each case subject to continued service on the applicable vesting date.

(5)	Vests (i) 15% on April 15, 2015; (ii) 20% on April 15, 2016; (iii) 25% on April 15, 2017; and (iv) 40% on April 15, 2018, in each case subject to continued service on the applicable vesting date.
(6)

400,000 shares underlying the ZSU vests (i) 15% on April 15, 2015; (ii) 20% on April 15, 2016; (iii) 25% on April 15, 2017; and (iv) 40% on April 15, 2018, in each case subject to continued service on the applicable vesting date.

(7)

400,000 shares underlying the ZSU vests 25% on October 15, 2015, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

(8)	Vests 25% on October 15, 2015, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(9)

Mr. Pincus resigned from his position as Chief Product Officer on April 16, 2014 and did not receive any equity awards in connection with his role as an executive officer in 2014. For information regarding equity awards granted to Mr. Pincus under the Company’s Non-Employee Director Compensation Policy see “Directors and Corporate Governance – Non-Employee Director Compensation.”

(10)	Mr. Vranesh was not granted any equity awards in 2014.

Material Board and Compensation Committee Actions After Fiscal 2014

Mattrick Separation

Effective April 8, 2015, Mr. Mattrick’s employment with the Company terminated and he resigned his position as Chief Executive Officer, as a member of the Board and from all other positions with the Company. The Company and Mr. Mattrick entered into a separation agreement dated April 8, 2015, which confirmed the separation benefits that were provided for under his offer letter. The only benefits provided beyond obligations owed under the offer letter were the payment of up to $25,000 in attorney fees and extension of the post-separation exercise period for vested options from three months to 24 months. The total value of severance and accelerated vesting of equity awards was approximately $18,852,000.00. Approximately 75% of this value was from the remaining unvested portion of the Chief Executive Officer’s make-whole award granted upon hire in consideration of equity compensation he forfeited from his prior employer. Pursuant to this agreement:

•

Mr. Mattrick will receive the severance benefits outlined in his offer letter with the company, including a cash payment of $4,000,000 payable over a 24 month period, reimbursement for COBRA premiums for Mr. Mattrick and his eligible dependents for up to 18 months if a timely election is made.

Additionally, Mr. Mattrick will receive a lump sum cash payment equal to the lesser of (i) the annual cash bonus, if any, that he would have been paid pursuant to our cash incentive plan for 2015 and (ii) $1,000,000, in either case, pro-rated for the days he worked for Zynga in fiscal 2015. Any such bonus would be paid on the date that annual bonuses are paid to then-current employees of the Company.

•

The Company also agreed to accelerate vesting of 5,111,081 unvested ZSUs and unvested options to purchase 189,552 shares of Class A common stock previously granted to Mr. Mattrick, in each case as set out in Mr. Mattrick’s offer letter. 4,882,143 of the ZSUs that the Company accelerated were part of the “make whole” grant that Mr. Mattrick received when he joined the Company to compensate him for his forfeiture of compensation from his previous employer.

•

The Company also agreed to allow Mr. Mattrick 24 months to exercise his stock options and to pay up to $25,000 to reimburse attorneys’ fees and costs that he may incur for legal advice relating to his resignation.

•

The Company and Mr. Mattrick agreed to terminate all other agreements between them other than Mr. Mattrick’s employee invention assignment agreement, including Mr. Mattrick’s offer letter, all outstanding but unvested equity awards and his participation in the Company’s other plans and arrangements for the benefit of employees.

•	The Company and Mr. Mattrick each agreed not to disparage the other in in any manner likely to be harmful to their respective business or personal reputations.

•

Mr. Mattrick agreed to a release of claims related to his employment and other relationships with the Company and the Company’s affiliates, and the termination of Mr. Mattrick’s employment and other relationships with the Company and the Company’s affiliates. Payment of the severance and accelerated vesting described above is contingent upon Mr. Mattrick executing and not revoking the release of claims.

•	Certain of Mr. Mattrick’s obligations, such as those in relation to intellectual property, non-solicitation and confidentiality, remain in effect.

Downie Resignation

Effective April 19, 2015, Mr. Downie resigned his position as Chief Operating Officer. The Company did not make any payments to Mr. Downie in connection with his resignation.

2015 Executive Compensation and Retention Arrangements

In February of 2015, the Compensation Committee reviewed the compensation of the named executive officers together with management and F.W. Cook and elected to maintain executive salaries at 2014 levels. Instead of increasing cash compensation, the Committee focused on equity compensation and, in April of 2015, both Mr. Lee and Mr. Shah received equity grants.

In April of 2015, the Compensation Committee reviewed and approved retention agreements with each of Mr. Lee and Mr. Shah, which agreements are filed as exhibits 10.1 and 10.2., respectively, to the Company’s Current Report on Form 8-K filed on April 24, 2015. The Committee considered the retention of Messrs. Lee and Shah to be critical to its transition. The retention agreements provide that each of Mr. Shah and Mr. Lee would be entitled to (i) a lump sum payment equal to six months’ of annual base salary and target bonus and (ii) an additional six months’ vesting of compensatory equity awards that are outstanding as of immediately prior to the date of termination, including ZSUs and options, in each case in the event that the respective executive’s employment is terminated by the Company without cause or by Mr. Shah or Mr. Lee, as applicable, for good reason (each as defined in the applicable retention agreement). In addition, Mr. Lee’s agreement provides that Mr. Lee would not be required to repay any portion of his sign-on bonus. Payment of the severance benefits is contingent upon timely execution of a general waiver and release. Mr. Lee and Mr. Shah’s offer letters remain in full force and effect except as modified by the retention agreements. In the event Mr. Lee or Mr. Shah became eligible to receive benefits under the Company’s Change in Control Severance Benefit Plan, the applicable executive would be entitled to receive the greater of the benefits provided under (i) the retention agreement or (ii) the Change in Control Severance Benefit Plan.

Pincus Appointment

Effective April 8, 2015, the Board appointed Mr. Pincus as our Chief Executive Officer. Mr. Pincus will receive a base salary of $1 in connection with his service as Chief Executive Officer.

Post-Employment Compensation

In hiring our current executive officers, we recognized that many of our desired candidates were leaving the security of employment with more mature companies where they had existing severance and change of control compensation rights. Accordingly, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions, which required providing some protection in the event of an involuntary termination. At the same time, we were sensitive to the need to integrate new executive officers into our existing executive compensation structure. In general, our executives are provided offer letters at hire, which define employment as at-will and define starting salary and initial equity awards. We did not pay severance to any executive officer in 2014. For a summary of the material terms and conditions of the severance and change in control agreements in effect as of December 31, 2014, see “—Potential Payments upon Termination or Change in Control”; and for a summary of new severance arrangements put in place after December 31, 2014, see “—Material Board and Compensation Committee Actions After Fiscal 2014—2015 Executive Compensation and Retention Agreements.” For a summary of the material terms and conditions of the severance paid to Mr. Mattrick, see “—Material Board and Compensation Committee Actions After Fiscal 2014—Mattrick Separation.”

Employee Benefits

We provide standard health, dental, vision, life and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. Our executive officers may also participate in our broad-based 401(k) plan, which currently does not include a company match or discretionary contribution. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees.

Stock Ownership Guidelines

We believe that in order to align the interests of our executive officers with those of our stockholders, executive officers should have a financial stake in Zynga. Our Executive Officer and Non-Employee Director Stock Ownership Guidelines provide that the Chief Executive Officer should own our common stock with a value of at least six times his base salary, and that each of our executive officers should own our common stock with a value of at least three times such employee’s base salary. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership for purposes of this policy. Vested but unexercised stock options will be treated as equivalent to one-half (0.5) share. The employees covered by the policy are expected to be in compliance with the ownership levels above within five years of their date of hire or promotion, or if later, January 1, 2017. Failure to meet or show sustained progress toward meeting the ownership requirements set forth in the policy may result in a reduction in future long term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity grants.

Compensation Recovery Policies

In April 2013, we adopted an executive compensation recovery (“clawback”) policy for incentive awards paid to executive officers. In the event of a restatement of incorrect financial results, the policy permits the Board, if it determines appropriate in the circumstances and subject to applicable laws, to seek recovery of the incremental portion of the incentive awards paid or awarded to executive officers in excess of the awards that would have been paid or awarded based on the restated financial results and the executive officer engaged in fraud or willful misconduct that caused the restatement, in each case on a “net” after tax basis.

In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Tax and Accounting Considerations

Deductibility of Executive Compensation. Section 162(m) limits the amount that a public company may deduct from federal income taxes for remuneration paid to executive officers (other than the chief financial officer) to $1 million per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of qualifying compensatory stock options and the vesting of ZSUs, provided certain requirements are satisfied. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives.

Taxation of “Parachute” Payments and Deferred Compensation. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code. We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2013, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a “gross-up” or other reimbursement.

Accounting Treatment. The accounting impact of our compensation programs is one of many factors that are considered in determining the size and structure of our programs, so that we can ensure that our compensation programs are reasonable and in the best interests of our stockholders.

Hedging, Short Sale and Pledging Policies

We have adopted a hedging policy, which prohibits our employees and directors from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our employees and directors are also restricted from engaging in short sales related to our common stock. Additionally, our employees at the level of senior vice president or above are prohibited from pledging our common stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Compensation Committee of the Company’s Board of Directors

Sunil Paul (Chair)

Ellen F. Siminoff

Compensation Risk Assessment

In 2015, F.W. Cook completed an assessment of the Company’s 2014 compensation program, as well as new compensation programs approved in early 2015 to ascertain any potential material risks that may be created by the compensation programs. The assessment focused on policies and practices relating to the components of our compensation programs and arrangements, incentive-based equity and cash compensation features, potential concerns regarding risk-taking behavior and specific risk mitigation features. The assessment was presented to and discussed with our Compensation Committee. Our Compensation Committee considered the findings of the assessment conducted as described above and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking:

•

our compensation program encourages our employees to remain focused on both our short-term and long-term goals. For example, while our variable cash compensation plans measured performance on a quarterly or an annual basis, our equity awards generally vest over four years, which we believe encourages our employees to focus on our long-term performance;

•	we have internal controls over our financial accounting and reporting;

•	we have a strong use of equity compensation, ensuring that our compensation program does not over emphasize short-term performance at the expense of long-term value creation;

•

our Compensation Committee provides independent oversight of our executive compensation program and conducts and annual review of target compensation levels and reviews the alignment of compensation with performance;

•	our equity compensation guidelines are based on market levels;

•	we adopted stock ownership guidelines for our executive officers and directors;

•

we have an executive compensation recovery (“clawback”) policy that authorizes our Board, if it determines appropriate in the circumstances and subject to applicable laws, to recoup a portion of past incentive compensation paid to executive officers in the event of a restatement of the Company’s financial results;

•	we prohibit executives and directors from placing company shares into a margin account; and

•	we prohibit all hedging transactions involving our common stock, which prevents our employees and directors from insulating themselves from the effects of our stock price performance.

Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, our other three most highly compensated executive officers during 2014 who were serving as executive officers as of December 31, 2014 and two other former executive officers. We refer to these individuals in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Comp.($) (3)	Total ($)
Don A. Mattrick	2014	1,000,000	—		4,999,995	2,230,675	—	1,242	8,231,912
Chief Executive Officer	2013	481,409	5,969,863		38,035,712	13,327,036	—	371	57,814,391

David Lee	2014	358,013	500,000	(4)	2,516,000	904,210	—	405	4,314,628
Chief Financial Officer and Chief Accounting Officer

Clive Downie	2014	450,000	—		1,092,000	1,536,746	—	540	3,079,486
Chief Operating Officer	2013	73,557	1,000,000		2,211,000	—	—	90	3,284,647

Devang Shah	2014	340,625	—		456,000	—	—	563	1,025,188
General Counsel, Secretary and Vice President	2013	239,375	103,437		1,212,400	418,000	—	572	1,973,784

Mark Pincus(5)	2014	33,173	—		—	—	—	135	33,308
Chairman and Former Chief	2013	75,000	—		—	—	—	236	75,236
Product Officer and Chief	2012	300,000	—		—	—	—	810	300,810
Executive Officer

Mark Vranesh(6)	2014	141,667	—		—	—	—	236	527,561
Former Chief Financial Officer	2013	425,000	—		3,125,010	—	385,658	810	3,936,478
and Chief Accounting Officer	2012	246,876	35,000		1,389,000	158,031	—	694	1,829,601

(1)

In accordance with SEC rules, this column reflects the grant date fair value of ZSUs, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 10, “Stockholders’ Equity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the stock awards or the sale of the common stock underlying such awards.

(2)

In accordance with SEC rules, this column represents the grant date fair value of stock options, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. For additional information on the valuation assumptions, see Notes to Consolidated Financial Statements at Note 10, “Stockholders’ Equity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the stock options, the exercise of stock options, or the sale of the common stock underlying such stock options.

(3)	Includes payments for life insurance premiums for each named executive officer.
(4)	Represents a one-time signing bonus paid at the time of hire.
(5)

Mr. Pincus resigned from his position as Chief Product Officer on April 16, 2014. He continued in his role as Chairman of the Board and began to receive compensation as a non-executive director pursuant to our non-executive director compensation policy. The compensation paid to Mr. Pincus pursuant to our non-executive director compensation policy is disclosed on pages 9-11 and is in addition to the 2014 compensation set out in this table.

(6)

Mr. Vranesh ceased to be our Chief Financial Officer and Chief Accounting Officer when David Lee commenced employment on April 7, 2014 and left the Company in June of 2014. Upon his separation of service, Mr. Vranesh entered into a release agreement. Under the agreement, Mr. Vranesh received an amount in cash equal to four months of premium payments to extend his health insurance under COBRA.

Grants of Plan-Based Awards Table

The following table shows all plan-based awards granted to the named executive officers during the year ended December 31, 2014. The equity awards granted during the year ended December 31, 2014 identified in the table below are also reported in “Outstanding Equity Awards as of December 31, 2014.” For additional information regarding incentive plan awards, see the section titled “Executive Compensation—Employee Benefits and Stock Plans.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Award ($)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Don A. Mattrick	3/14/14	—	—	—	—	—	—	915,750	—	—	4,999,995
	3/14/14	—	—	—	—	—	—	—	758,241	5.46	2,230,675
Mark Pincus(2)	—	—	—	—	—	—	—	—	—	—	—
	—							—	—	—	—
Clive Downie	3/14/14	—	—	—	—	—	—	200,000	—	—	1,092,000
	3/14/14	—	—	—	—	—	—	—	500,000	5.46	1,536,946
David Lee	4/15/14	—	—	—	—	—	—	400,000	—	—	1,604,000
	10/15/14	—	—	—	—	—	—	400,000	—	—	912,000
	4/15/14	—	—	—	—	—	—		400,000	4.01	904,210
Devang Shah	10/15/14	—	—	—	—	—	—	300,000	—	—	684,000
Mark Vranesh(3)	—	—	—	—	—	—	—	—	—	—	—

(1)

In accordance with SEC rules, this column reflects the grant date fair value of ZSUs and stock options, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. For a discussion of the valuation of these awards, see Notes to Consolidated Financial Statements at Note 11, “Stockholders Equity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the stock awards or stock options, the exercise of the stock options or the sale of the common stock underlying such awards or stock options.

(2)

Mr. Pincus resigned from his position as Chief Product Officer on April 16, 2014 and did not receive any equity awards in connection with his role as an executive officer in 2014. For information regarding equity awards granted to Mr. Pincus under the Company’s Non-Employee Director Compensation Policy see “Directors and Corporate Governance – Non-Employee Director Compensation.”

(3)

Mr. Vranesh ceased to be our Chief Financial Officer and Chief Accounting Officer when David Lee commenced employment on April 7, 2014 and therefore was not eligible to receive any payouts under non-equity and equity incentive plan awards.

Outstanding Equity Awards as of December 31, 2014

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Don A. Mattrick	—		7,357,143	(2)	3.55	7/15/2023	—		—
	—		758,241	(3)	5.46	3/14/2024	—		—
	—		—		—	—	1,785,714	(4)	4,749,999
	—		—		—	—	4,882,143	(5)	12,986,500
	—		—		—	—	915,750	(6)	2,435,895

Clive Downie	—		500,000	(7)	5.46	3/14/2024	—		—
	—		—		—	—	412,500	(8)	1,097,250
	—		—		—	—	200,000	(6)	532,000

David Lee	—		400,000	(9)	4.01	3/14/2024	—		—
	—		—		—	—	400,000	(10)	1,064,000
	—		—		—	—	400,000	(11)	1,064,000

Mark Pincus	800,000	(12)	—		0.12815	11/19/2018	—		—
	6,400,000	(13)	—		0.17065	4/30/2019	—		—
	—		—		—	—	41,528	(14)	110,464
	—		—		—	—	39,308	(14)	104,559

Devang Shah	29,166	(15)	20,834		2.80	8/31/2022	—		—
	50,000	(16)	150,000		4.11	12/13/2023	—		—
	—		—		—	—	937	(17)	2,492
	—		—		—	—	6,250	(18)	16,625
	—		—		—	—	37,500	(19)	99,750
	—		—		—	—	75,000	(20)	199,500
	—		—		—	—	28,125	(21)	74,813
	—		—		—	—	27,500	(22)	73,150
	—		—		—	—	75,000	(23)	199,500
	—		—		—	—	300,000	(24)	798,000

Mark Vranesh	—		—		—	—	—		—

(1)

Represents the market value of the shares underlying the ZSUs as of December 31, 2014, based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.66 per share on December 31, 2014. This value assumes that the fair market value of the Class B common stock underlying the ZSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. The Class B common stock is convertible into shares of Class A common stock at any time at the option of the holder on a 1-for-1 basis.

(2)	Vests (i) 60% on July 8, 2016, (ii) 20% on July 8, 2017, and (iii) 20% on July 8, 2018, subject in each case to continued service on the applicable vesting date.
(3)	Vested 25% on February 15, 2015, then the remaining shares vest in equal monthly installments over the following three years, subject in each case to continued services on the applicable vesting date.
(4)	Vests (i) 60% on July 8, 2016, (ii) 20% on July 8, 2017, and (iii) 20% on July 2018, subject in each case to continued service on the applicable vesting date.
(5)

Vested 45.32% on July 8, 2014, then (i) 45.32% of the remaining shares vest on the day prior to the 2015 annual meeting of Company’s stockholders, and (iii) 9.36% of the remaining shares vest on July 8, 2016, subject in each case to continued service on the applicable vesting date.

(6)

Vests (i) contingent upon the achievement of a performance based vesting condition designed to qualify such award as tax-deductible compensation under section 162(m)(4)c) of the Internal Revenue Code; (ii) 25% on the later of the date in which the Compensation Committee determines that the performance condition has been met or February 15, 2015; and (iii) the remaining shares vest in equal quarterly installments over the following three years on each (February 15, May 15, August 15 and November 15), subject in each case to continued service on the applicable vesting date.

(7)

Vests (i) 15% on February 15, 2015; (ii) 20% on February 15, 2016; (iii) 25% on February 15, 2017; and (iv) 40% on February 15, 2017, subject in each case to continued service on the applicable vesting date.

(8)	Vests 25% on November 15, 2014, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

(9)	Vests (i) 15% on April 15, 2015; (ii) 20% on April 15, 2016; (iii) 25% on April 15, 2017; and (iv) 40% on April 15, 2018, subject in each case to continued service on the applicable vesting date.
(10)	Vests (i) 15% on the April 15, 2015; (ii) 20% on April 15, 2016; (iii) 25% on April 15, 2017 and (iv) 40% April 15, 2018, subject in each case to continued service on the applicable vesting date.
(11)	Vests 25% on October 15, 2015, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(12)	100% of the options were fully vested on November 19, 2012.
(13)	100% of the options were fully vested on April 30, 2013.
(14)

Vests (i) 25% on September 11, 2014; (ii) 25% on December 11, 2014; (iii) 25% on March 11, 2015; and (iv) 25% on the earlier of June 10, 2015 or the date of the 2015 Annual Meeting, subject in each case to continued service on the applicable vesting date.

(15)	Vested 25% on August 15, 2013, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(16)

Vested 25% on December 15, 2014, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

(17)	Vested 25% on July 15, 2012, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(18)	Vested 25% on March 15, 2012, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(19)	Vested 25% on April 15, 2013, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(20)

Vested 25% on November 15, 2013, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

(21)

Vested 25% on February 15, 2014, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

(22)	Vested 25% on August 15, 2014, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.
(23)

Vested 25% on December 15, 2014, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

(24)	Vests 25% on October 15, 2015, then the remaining shares vest in equal quarterly installments over the following three years, subject in each case to continued service on the applicable vesting date.

Stock Option Exercises and Stock Vested During 2014

The following table shows information regarding options that were exercised and ZSUs that vested with respect to our named executive officers during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1) (3)
Don A. Mattrick	—	—	4,046,428	12,301,141	(4)
Mark Pincus	—	—	80,836	218,661
Clive Downie	—	—	137,500	380,875
David Lee	—	—	—	—
Devang Shah	—	—	151,875	508,337
Mark Vranesh	—	—	200,559	959,160

(1)

These values assume that the fair market value of the Class B common stock underlying the ZSUs and options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. The Class B common stock is convertible into shares of Class A common stock at any time at the option of the holder on a 1-for-1 basis.

(2)

In the case of stock options, the value realized represents the fair market value of our Class B common stock assumed to be equal to our Class A common stock as described in (1) above, on the date of exercise less the aggregate exercise price of the option.

(3)	In the case of stock awards, the value realized equals the fair market value of the Class A common stock underlying the ZSU’s on the vesting date, multiplied by the number of units that vested.
(4)	100% of these shares were from vesting of the make whole grant issued upon hire in consideration of forfeited equity awards from a prior employer.

Pension Benefits

We do not have any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

Each of our employees at the level of vice president or above, including our executive officers, is eligible to participate in the Change in Control Severance Benefit Plan (the “Change in Control Plan”) if such employee’s eligibility is approved by the Board or a committee thereof. Upon a change in control (as defined in the 2011 Plan), each then-current participant (including a participant who, within 30 days before a change in control, suffers an involuntary termination without cause or a resignation for good reason) will receive, in exchange for a release of claims, accelerated vesting of 25% of the total number of shares subject to each equity award held by such participant. Additionally, for participants who are at the level of senior vice president or above, including our executive officers, if such participant suffers an involuntary termination without cause or a resignation for good reason within 30 days before or 18 months following a change in control, he or she will receive, in exchange for a release of claims, accelerated vesting an additional 25% of the total number of shares subject to each equity award held by such participant. The Change in Control Plan is designed to provide an internally consistent and equitable standard of accelerated vesting benefits, triggers and conditions for our more senior level employees. We believe that a pre-existing plan like the Change in Control Plan will allow our executive officers to focus on continuing normal business operations and the success of a potential business combination that may not be in their personal best interests, and to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. We believe the size and terms of the benefits provide an appropriate balance between the costs and benefits to stockholders. We also believe these benefits are consistent with the benefits offered by companies with whom we compete for talent, and so allow us to recruit and retain key executive talent. We entered into retention agreements with Mr. Lee and Mr. Shah in April of 2015, which provide for certain benefits upon termination. The details of these agreements are described above under “—Compensation Discussion and Analysis—Material Board and Compensation Committee Actions After Fiscal 2014—2015 Executive Compensation and Retention Agreements.”

Mattrick Separation

Effective April 8, 2015, Mr. Mattrick’s employment with the Company terminated and he resigned his position as Chief Executive Officer, as a member of the Board and from all other positions with the Company. The Company and Mr. Mattrick entered into a separation agreement dated April 8, 2015. A description of this agreement and the payments thereunder is available above under “—Compensation Discussion and Analysis—Material Board and Compensation Committee Actions After Fiscal 2014—Mattrick Separation.”

Downie Resignation

Effective April 19, 2015, Mr. Downie resigned his position as Chief Operating Officer. The Company did not make any payments to Mr. Downie in connection with his resignation.

The following table sets forth quantitative estimates of the benefits that our named executive officers would receive in the event of a qualifying termination and/or upon a qualifying termination in connection with a change in control, assuming the event took place on December 31, 2014, the last business day of our most recently completed fiscal year, except for Mr. Pincus and Mr. Vranesh, who were no longer executive officers of the company at the end of the most recently completed fiscal year.

	Voluntary Termination for Good Reason or Involuntary Termination without Cause other than after a Change in Control				Equity Acceleration upon Change in Control (Employment Continues) ($) (2)	Voluntary Termination for Good Reason or Involuntary Termination without Cause after a Change in Control
Name	Salary Continuation ($)(1)	Bonus Continuation ($)	Continued Benefits ($)	Equity Acceleration ($)		Salary Continuation ($)	Bonus Continuation ($)	Continued Benefits ($)	Equity Acceleration ($)(3)
Don A. Mattrick	2,000,000	2,000,000	30,056	13,785,777	10,638,392	2,000,000	2,000,000	26,650	13,785,777
Mark Pincus	—	—	—	—	—	—	—	—	—
Clive Downie	—	—	—	—	407,312	—	—	—	814,625
David Lee	—	—	—	—	532,000	—	—	—	1,064,000
Devang Shah	—	—	—	—	365,957	—	—	—	731,915
Mark Vranesh	—	—	—	—	—	—	—	—	—

(1)

Represents the market value of the shares underlying the ZSUs as of December 31, 2014, based on the closing price of our Class A common stock, as reported on the NASDAQ Global Select Market, of $2.66 per share on December 31, 2014. This value assumes that the fair market value of the Class B common stock underlying the ZSUs, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. The Class B common stock is convertible into shares of Class A common stock at any time at the option of the holder on a 1-for-1 basis.

(2)

Unless otherwise noted, represents acceleration of 25% of the total number of shares underlying stock options or restricted stock units subject to acceleration for each participant in our Change in Control Plan as of December 31, 2014.

(3)

Unless otherwise noted, represents acceleration of 50% of the total number of shares underlying stock options or restricted stock units subject to acceleration for each participant in our Change in Control Plan as of December 31, 2014. Note that this analysis assumes that participant is terminated in connection with Change in Control and has not received additional equity grants after the Change in Control. If participant’s employment continues and he receives 25% equity acceleration, he would receive acceleration of 25% of his existing equity awards at the time of termination if his employment was terminated without Cause within the time period covered by the plan.

Mr. Vranesh ceased to be our Chief Financial Officer and Chief Accounting Officer effective as of April 7, 2014, when David Lee’s employment commenced. Mr. Vranesh left the Company in June of 2014. No payments were made to Mr. Vranesh in connection with his separation.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2015 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A common stock, Class B common stock or Class C common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 31, 2015. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock, Class B common stock and Class C common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to stock options currently exercisable or exercisable within 60 days of March 31, 2015, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Zynga Inc. 699 8th Street, San Francisco, CA 94103.

Name of Beneficial Owner	Shares Beneficially Owned (1)						Total Ownership % (2)	Total Voting % (3)
	Class A		Class B		Class C
	Shares	%	Shares	%	Shares	%
5% Stockholders:
Mark Pincus and related entities (4)	122,776	*	72,085,846	63.0	20,517,472	100	10.1	64.4
KPCB Holdings, Inc., as Nominee (5)	15,217,880	2.0	39,105,918	34.2	—	—	5.9	9.6
The Vanguard Group (6)	43,718,890	5.6	—	—	—	—	4.8	1.4
Eminence Capital, LP(7)	62,454,780	8.0	—	—	—	—	6.8	2.1
Named Executive Officers and Directors:
Mark Pincus (4)	122,776	*	72,085,846	63.0	20,517,472	100	10.1	64.4
Don A. Mattrick (8)	2,339,851	*	—	—	—	—	*	*
David Lee(9)	120,000	*					*	*
Clive Downie(10)	236,233	*	—	—	—	—	*	*
Devang Shah (11)	318,863	*	313	*	—	—	*	*
L. John Doerr (12)	15,370,886	2.1	40,759,424	35.6	—	—	6.3	10.0
Regina E. Dugan, Ph.D.	57,102	*					*	*
William “Bing” Gordon (13)	15,867,951	2.0	39,105,918	34.2	—	—	6.0	9.6
Stanley J. Meresman (14)	245,367	*	21,667	*	—	—	*	*
Sunil Paul	162,597	*	—	—	—	—	*	*
Ellen F. Siminoff (15)	380,965	*	—	—	—	—	*	*
Mark Vranesh(16)	1,060,499	*	154,834	*	—	—	*	*
All executive officers and directors as a group (14 persons)(17):	21,065,210	2.7	113,022,084	98.8	20,517,472	100

*	Represents beneficial ownership of less than one percent (1%) of the applicable class of outstanding common stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 778,920,699 shares of our Class A common stock, 114,422,294 shares of our Class B common stock and 20,517,472 shares of our Class C common stock outstanding on March 31, 2015, adjusted as required by rules promulgated by the SEC.

(2)	Total ownership percentage represents ownership with respect to all shares of our Class A, Class B and Class C common stock.
(3)

Total voting power percentage represents voting power with respect to all shares of our Class A, Class B and Class C common stock. Each holder of Class C common stock is entitled to seventy votes per share of Class C common stock, each holder of Class B common stock is entitled to seven votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote.

(4)

Consists of (i) 20,517,472 shares of Class C common stock; (ii) 34,352,912 shares of Class B common stock; (iii) 2,767,300 shares of Class B common stock held by or jointly with Alison Pincus; (iv) 27,765,634 shares of Class B common stock held by Ogden Enterprises LLC for which Mark Pincus holds shared voting and dispositive power; (v) 122,776 shares of Class A common stock; and (vi) 7,200,000 shares of Class B common stock issuable upon exercise of stock options that are fully vested and exercisable.

(5)

Based on a Schedule 13G filed with the SEC on February 17, 2015 by Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”) and a Form 4 filed with the SEC on March 13, 2015. Consists of (i) 15,217,880 shares of Class A common stock and 37,323,908 shares of Class B common stock held by KPCB XIII; (ii) 1,679,723 shares of Class B common stock held by KPCB Digital Growth Fund, LLC; and (iii) 102,287 shares of Class B common stock held by KPCB Digital Growth Founders Fund, LLC. The managing member of KPCB XIII is KPCB XIII Associates, LLC. The managing member for KPCB Digital Growth Fund, LLC and KPCB Digital Growth Founders Fund, LLC is KPCB DGF Associates, LLC. Brook Byers, L. John Doerr, Raymond Lane, Theodore Schlein, William Joy and William “Bing” Gordon, the managing directors of KPCB DGF Associates, LLC, exercise shared voting and dispositive control over the shares directly held by KPCB Digital Growth Fund, LLC. Brook H. Byers, L. John Doerr, Joseph Lacob, Raymond J. Lane and Theodore E. Schlein, the managing directors of KPCB XIII Associates, LLC, and William “Bing” Gordon, a member of KPCB XIII Associates, LLC, exercise shared voting and dispositive control over the shares directly held by KPCB XIII. Messrs. Doerr and Gordon, members of our Board, are members of KPCB XIII Associates and KPCB DGF Associates and may be deemed to share voting and dispositive power with respect to shares held by KPCB XIII, KPCB Digital Growth Fund, LLC, and KPCB Digital Growth Founders Fund, LLC. KPCB XIII’s address is 2750 Sand Hill Road, Menlo Park, CA 94025.

(6)

Based on a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of all of the reported shares, and has sole voting power over 458,503 shares, sole dispositive power over 43,718,890 and shared dispositive power over 391,703 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Based on a Schedule 13G filed with the SEC on February 17, 2015 by Eminence Capital, LP (“Eminence”). Eminence is the beneficial owners of all of the reported shares, and has shared voting power and shared dispositive power over all of the shares. Eminence has beneficial ownership, shared voting power and shared dispositive power with respect to 62,454,780 shares. The address of the Eminence is 65 East 55th Street, 25th Floor, New York, NY 10022.

(8)

Consists of (i) 2,045,666 shares of Class A common stock; (ii) 205,357 shares of Class A common stock issuable upon exercise of stock options that are vested and exercisable; (iii) 31,594 shares of Class A common stock issuable upon exercise of stock options vesting within 60 days of March 31, 2015; and (iv) 57,234 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of March 31, 2015.

(9)

Consists of 60,000 shares of Class A common stock issuable upon exercise of stock options vesting within 60 days of March 31, 2015 and 60,000 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of March 31, 2015.

(10)

Consists of (i) 123,858 shares of Class A common stock; (ii) 75,000 shares of Class A common stock issuable upon exercise of options that are fully vested and exercisable; and (iii) 37,375 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of March 31, 2015.

(11)

Consists of (i) 185,975 shares of Class A common stock; (ii) 94,971 shares of Class A common stock issuable upon exercise of stock options that are vested and exercisable; (ii) 10,417 shares of Class A common stock issuable upon exercise of options vesting within 60 days of March 31, 2014; (iii) 27,500 shares of Class A common stock issuable upon vesting of ZSUs within 60 days of March 31, 2014; and (iv) 313 shares of Class B common stock issuable upon vesting of ZSUs within 60 days of March 31, 2014.

(12)	Consists of the shares listed in footnote (5) above and 153,006 shares of Class A common stock and 1,653,506 shares of Class B common stock held directly by Mr. Doerr.
(13)	Consists of shares listed in footnote (5) above, including 650,071 shares of Class A common held directly by Mr. Gordon.
(14)

Consists of 245,367 shares of Class A common stock and 21,667 shares of Class B common stock held by the Meresman Family Trust U/D/T dated September 13, 1979, for which Mr. Meresman and his spouse serve as trustees and Mr. Meresman retains sole voting and dispositive power.

(15)

Consists of 322,003 shares of Class A common stock held by the D&E Living Trust. Ms. Siminoff and her spouse serve as co-trustees and retain voting and dispositive power and 58,962 shares of Class A common stock held directly by Ms. Siminoff.

(16)	Mr. Vranesh resigned from the Company in June of 2014, the information provided in this table is based on Form 4 filings with the SEC on January 17, 2014 and March 18, 2014.

(17)

Includes (i) 20,405,762 shares of Class A common stock beneficially owned by directors and executive officers; (ii) 105,821,771 shares of Class B common stock beneficially owned by directors and executive officers; (iii) 182,109 shares of Class A common stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iv) 313 shares of Class B common stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (v) 375,328 shares of Class A common stock issuable pursuant to vested stock options; (vi) 7,200,000 shares of Class B common stock issuable pursuant to vested stock options (vii) 102,011 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 31, 201 and (viii) 20,517,472 shares of Class C common stock beneficially owned by directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures

We have adopted a policy regarding transactions between us and our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $100,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. If the related party is, or is associated with, a member of our Audit Committee, the transaction must be reviewed and approved by another independent body of our Board, such as our Compensation Committee.

Transactions with Related Parties

During 2014, we paid approximately $3,427,000 to inMobi in 2014, a provider of mobile advertisements (banner ads, video ads, etc.) for placement of mobile advertisements to promote our games. KPCB, who holds more than five percent (5%) of our stock, holds more than five percent (5%) of the stock of inMobi.

Through December 31, 2014, we had entered into various agreements with LinkedIn Corporation (“LinkedIn”) whereby we purchase certain recruiting solutions and services in connection with our talent acquisition needs. We paid LinkedIn approximately $252,000 in 2014 under these agreements. Mr. Hoffman, who was one of our directors until June 2014, founded and is the Chairman of and a significant shareholder of LinkedIn. In addition, Mr. Meresman, one of our directors, is a member of the board of directors of LinkedIn.

In April of 2014 we entered into an agreement with Betterworks, a provider of cloud-based goal setting to support our 2014 company bonus plan, which was based on an internal employee goal setting and review process. We agreed to pay Betterworks approximately $210,000 annually and agreed to a 2-year subscription. KPCB, who holds more than five percent (5%) of our stock, holds more than five percent (5%) of the stock of Betterworks. In addition, Mr. Doerr, one of our directors, is a member of the board of directors of Betterworks.

In April of 2014 we entered into an agreement with SessionM, a provider of mobile advertising services (banner ads, video ads, etc.) for placement of mobile advertisements. We agreed to pay SessionM approximately $191,000 to promote our games through June of 2014. KPCB, who holds more than five percent (5%) of our stock, holds more than five percent (5%) of the stock of SessionM.

In June of 2013, we engaged a data center brokerage services firm to assist with our consolidation and data sub-lease marketing efforts. In October of 2013, LinkedIn Corporation expressed interest in available space at one of our data centers. LinkedIn conducted a bidding process to solicit proposals for available data center space from peer companies and data center providers and agreed to sub-lease space from us. The negotiations of the sub-lease were arms-length and conducted by our procurement and strategic sourcing team. Pursuant to the agreement, which we entered into in April of 2014, we will receive $2,896,114 in rental relief against our current lease obligation. Mr. Hoffman, who was one of our directors until June 2014, founded and is Chairman of and a significant shareholder of LinkedIn. In addition, Mr. Meresman, one of our current directors, is a member of the board of directors of LinkedIn.

In August of 2014, we entered into a lease agreement with Nuna Health (“Nuna”) for approximately 5,000 square feet of office space in the Zynga headquarters building for approximately $275,000 a year and in November of 2014 we approved a sub-lease whereby Nuna agreed to sublease a larger space in the building from another tenant. The leases were negotiated on an arms-length basis with the help of a third party real estate broker. KPCB, who holds more than five percent (5%) of our stock, holds more than five percent (5%) of the stock of Nuna. In addition, Mr. Doerr, one of our directors, is a member of the board of directors of Nuna.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and Bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

Employment Related Arrangements

Compensation arrangements for our directors and named executive officers, including offer letter agreements, are described above under the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement.

We have entered into change of control arrangements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see the section titled “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances. Our executive officers are required to conduct all purchase or sale transactions under a Rule 10b5-1 plan except for “sell to cover” transactions. Our directors are also required to conduct all purchases or sale transactions under a Rule 10b5-1 plan.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

ANNUAL REPORT TO STOCKHOLDERS

Our 2014 Annual Report has been mailed to stockholders and posted on our corporate website at investor.zynga.com/annual-proxy/cfm. The Company will provide, without charge, a copy of our 2014 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) upon the written request of any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Zynga Investor Relations Department at 699 8th Street, San Francisco, California 94103.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you are a stockholder at a shared address to which we delivered a single Notice of Internet Availability of Proxy Materials and you desire to receive separate Notices of Internet Availability of Proxy Materials for the annual meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple Notices of Internet Availability of Proxy materials and you desire to receive one copy in the future, please submit your request to your broker or us. You can make an online request by visiting our investor relations website at http://investor.zynga.com/contactus.cfm or by contacting Zynga Investor Relations Department by mail at 699 8th Street, San Francisco, California 94103 or by telephone at (855) 449-9642.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Devang Shah

Vice President, General Counsel and Secretary

April 28, 2015

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available by contacting our Investor Relations Department by mail at 699 8th Street, San Francisco, California 94103.

APPENDIX A

ZYNGA INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS, AS AMENDED: APRIL 23, 2015

APPROVED BY THE STOCKHOLDERS:

IPO DATE/EFFECTIVE DATE: DECEMBER 15, 2011

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Zynga Game Network, Inc. 2007 Equity Incentive Plan, as amended (the “Prior Plan”). From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i) Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after 12:01 a.m. Pacific time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding stock awards granted under the Prior Plan that would, but for the operation of this sentence, subsequently return to the share reserve of the Prior Plan by operation of Section 2.1 of the Prior Plan (that is, shares that (i) cease to be subject to issuance of an option other than due to the exercise of the option, (ii) are forfeited or repurchased at the original issue price or (iii) are subject to an award that terminates without shares being issued; such shares the “Returning Shares”), such shares will not return to the reserve of the Prior Plan, and instead that number of shares of Common Stock equal to the Returning Shares will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when the such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below. Any share that is subject to an award granted under the Prior Plan that is tendered back to or otherwise withheld by the Company in payment of the exercise price of, or for the applicable tax obligations due in connection with, such award is also a Returning Share.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair that Participant’s rights under an outstanding Award without his or her written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards. Except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, no amendment of an outstanding Award will materially impair that Participant’s rights under his or her outstanding Award without his or her written consent. To be clear, unless prohibited by applicable law, the Board may amend the terms of an Award without the affected Participant’s consent if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (C) to comply with other applicable laws.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such rights and options, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 255,616,560 shares (the “Share Reserve”), which number is the sum of (i) 42,500,000 shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve in an amount not to exceed 3,116,560 shares), plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 210,000,000 shares). In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on

January 1 of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2021, in an amount equal to 4.0% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 400,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code: (i) a maximum of 5,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year, (ii) a maximum of 5,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals) and (iii) a maximum of $10,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in connection with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in connection with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order or official marital settlement agreement. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service).

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any

Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, no Award may be granted prior to the IPO Date (that is, the Effective Date). In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12. CHOICE OF LAW.

The law of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” means (i) if a Participant is party to an agreement with the Company or an Affiliate that relates to equity awards and contains a definition of “Cause,” the definition of “Cause” in the applicable agreement, or (ii) if a Participant is not party to any such agreement, such Participant’s termination because of (A) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or an Affiliate, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (B) the Participant’s commission of an act of personal dishonesty that involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (C) any material breach by the Participant of any provision of any agreement or understanding between the Company or an Affiliate and the Participant regarding the terms of the Participant’s service as an Employee, Officer, Director or Consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director or Consultant of the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Participant, (D) the Participant’s disregard of the policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate, or (E) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by Mark Pincus and/or any Entity in which Mark Pincus has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Pincus Entities” ) or on account of the Pincus Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the defintion if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Pincus Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the defintion if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Pincus Entities; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining voting power under the term Change in Control, voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares. In addition, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the term Change in Control will not include a change in the voting power of any one or more stockholders as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation, and (C) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the IPO Date, the Class A common stock of the Company, having 1 vote per share.

(l) “Company” means Zynga Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service ; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the IPO Date.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the

Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) player satisfaction; including net promoter scores; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) daily active users of games, weekly active users of games, monthly active users of games, monthly unique users of games; (xxxix) employee retention; (xxxx) mobile bookings; (xxxxi) bookings growth; (xxxxii) mobile bookings growth; (xxxxiii) retention of players; (xxxxiv) installs; (xxxxv) organic installs; (xxxxvi) daily unique users; (xxxxvii) launch dates; (xxxxviii) advertising revenue; (xxxxix) growth of advertising revenue; (xxxxx) advertising bookings; (xxxxxi) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Plan” means this Zynga Inc. 2011 Equity Incentive Plan.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

ANNUAL MEETING OF STOCKHOLDERS OF

ZYNGA INC.

June 11, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM ET on Tuesday, June 10, 2015.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. Information on attending the Annual Meeting, including directions, may be found at http://investor.zynga.com/events.cfm

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17382

i            Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.             i

¢ 20730033000000000000 6	061115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. To elect the Board’s seven (7) nominees for director to serve until the next annual meeting:				2.	To approve the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Mark Pincus O L. John Doerr O Regina E. Dugan, Ph.D. O William “Bing” Gordon O Louis J. Lavigne, Jr. O Sunil Paul O Ellen F. Siminoff
				3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

				4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.	☐	☐	☐

Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0                    ¢

ZYNGA INC.

Proxy for Annual Meeting of Stockholders on June 11, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark Pincus and Devang Shah, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Zynga Inc., to be held on Thursday, June 11, 2015 at 10:00 a.m. local time, at the Company’s headquarters, located at 699 8th Street, San Francisco, CA 94103, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

ZYNGA INC.

June 11, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/17382

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided.i

¢ 20730033000000000000 6	061115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. To elect the Board’s seven (7) nominees for director to serve until the next annual meeting:				2.	To approve the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Mark Pincus O L. John Doerr O Regina E. Dugan, Ph.D. O William “Bing” Gordon O Louis J. Lavigne, Jr. O Sunil Paul O Ellen F. Siminoff		3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)			4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.	☐	☐	☐

Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢